Exhibit 10.8

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

This AMENDED AND RESTATED COMPANY FRANCHISE AGREEMENT (the “Agreement”) dated June 11, 2018 (the “Original Commencement Date”) has been amended and restated on August 13, 2021 (the “A&R Effective Date”).

BY AND AMONG

Tim Hortons Restaurants International GmbH, a private limited liability company (Gesellschaft mit beschränkter Haftung), organized and existing under the laws of Switzerland and having a principal place of business at Inwilerriedstrasse 61, Baar 6340, Switzerland, registered with the Trade Register of the Canton of Zug under number CHE-140.381.602 (“FRANCHISOR”), TH Hong Kong International Limited, a company organized under the laws of Hong Kong and having a principal place of business at Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Suite 603, 6/F, Hong Kong (the “Parent”), Tim Hortons (Shanghai) Food and Beverage Management Co., Ltd., a company organized under the laws of the People’s Republic of China and having a principal place of business at Shui On Plaza, No 333 Central Huai Hai Road, Room A23, 12/F, Shanghai, China, 200021 (“Shanghai Franchisee”), Tim Hortons (China) Holdings Co. Ltd., a company organized under the laws of the People’s Republic of China, Tim Hortons (Beijing) Food and Beverage Service Co., Ltd., a company organized under the laws of the People’s Republic of China and Tims Coffee (Shenzen) Co., Ltd., a company organized under the laws of the People’s Republic of China (together with the Shanghai Franchisee, the “Franchisees” and individually, a “Franchisee”)

Together referred to as the “parties” and separately as a “party”.

INTRODUCTION

A.	FRANCHISOR has acquired the exclusive right to use the unique Tim Hortons System and the Tim Hortons Marks for the development and operation of quick service restaurants known as Tim Hortons Restaurants throughout the Territory.

B.	FRANCHISOR is engaged in the business of developing, operating and granting franchises to operate Tim Hortons Restaurants throughout the Territory using the Tim Hortons System and the Tim Hortons Marks and such other marks as FRANCHISOR may authorize from time to time for use in connection with Tim Hortons Restaurants.

C.	FRANCHISOR has established a reputation and image with the public as to the quality of products and services available at Tim Hortons Restaurants, which reputation and image have been and continue to be unique benefits to FRANCHISOR and its franchisees.

D.	On the Original Commencement Date, Parent entered into a Master Development Agreement with FRANCHISOR (the “Original MDA”), which agreement provides for, among other things, the development of Tim Hortons Restaurants in the Territory pursuant to the terms and conditions of the Original MDA.

E.	On March 31, 2018, Parent, Shanghai Franchisee and FRANCHISOR entered into a Company Franchise Agreement which was subsequently amended and restated on the Original Commencement Date (the “Original Agreement”) which agreement provides for, among other things, the operation of Tim Hortons Restaurants in the Territory pursuant to the terms and conditions of the Original Agreement.

F.	Parent has established Approved Subsidiaries to operate Franchised Restaurants in the Territory. On March 25, 2020, Tim Hortons (China) Holdings Co. Ltd, Tim Hortons (Beijing) Food and Beverage Service Co., Ltd. and Tims Coffee (Shenzen) Co., Ltd each executed a Joinder to the Original Agreement pursuant to which it agreed to be bound by the Original Agreement and jointly and severally liable with Parent and Shanghai Franchisee for all of the obligations of Franchisee under the Original Agreement. Prior to signing of the Joinder Agreements, each of Tim Hortons (China) Holdings Co. Ltd, Tim Hortons (Beijing) Food and Beverage Service Co., Ltd. and Tims Coffee (Shenzen) Co. were provided a pre-contractual disclosure document and information as required under the Administrative Regulations on Commercial Franchising and the Administrative Measures on Information Disclosure of Commercial Franchises in the Territory by the FRANCHISOR (receipt of which was duly acknowledged).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

G.	On the A&R Effective Date, the Parent, FRANCHISOR and TH International Limited have entered into an amended and restated master development agreement (the “A&R MDA”), which A&R MDA supersedes and replaces the Original MDA,

H.	Franchisee recognizes, acknowledges, declares and confirms that (i) the benefits to be derived from being identified with and licensed by FRANCHISOR and being able to utilize the Tim Hortons System including the Tim Hortons Marks that FRANCHISOR makes available to its franchisees are substantial and (ii) without such benefits being granted by FRANCHISOR, Franchisee would not be in a position to establish and operate a food chain business in the Territory of the nature, reputation and quality of the Tim Hortons Restaurants and, as such, Franchisee is being provided a business opportunity by FRANCHISOR that would not otherwise be available to Franchisee.

I.	Franchisee has requested that FRANCHISOR grant Franchisee a license to operate a Tim Hortons Restaurant at each of the Locations for the Terms specified in this Agreement.

J.	Franchisee acknowledges that it has had a full and adequate opportunity to be thoroughly advised of the terms and conditions of this Agreement by financial and legal counsel of its own choosing and is entering into this Agreement after having made an independent investigation of FRANCHISOR’s operations and not upon any representation as to the profits and/or sales volume which it might be expected to realize, nor upon any representations or promises by FRANCHISOR which are not contained in this Agreement or the A&R MDA.

K.	Prior to the Original Commencement Date, FRANCHISOR delivered to Shanghai Franchisee a pre-contractual disclosure document and information as required under the Administrative Regulations on Commercial Franchising and the Administrative Measures on Information Disclosure of Commercial Franchises in the Territory.

L.	Each Franchised Restaurant will be opened and operated in accordance with this Agreement and an individual Unit License Addendum (“Unit Addendum”) entered or to be entered into between FRANCHISOR and Shanghai Franchisee or an Approved Subsidiary (as applicable), the form of which is attached as Schedule B, each of which will identify the Location for the corresponding Franchised Restaurant. Each reference in this Agreement to a Unit Addendum shall include a Renewal Unit Addendum, to the extent applicable.

M.	The parties now desire to enter into this Agreement, which Agreement will amend, restate, supersede and replace the Original Agreement with effect from the A&R Effective Date.

NOW, THEREFORE, in consideration of the mutual promises, agreements, obligations and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	Definitions

1.1	Definitions.

In this Agreement, the terms below have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the context.

“A&R Effective Date” has the meaning set forth in the preamble to this Agreement.

“A&R MDA” has the meaning set forth in Recital G.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Acceptance Notice” has the meaning set forth in clause 14.3(e).

“Administrative Expenses” means all general and administrative expenses and overhead associated with managing, administering and maintaining the Advertising Fund, including, without limitation, salaries of relevant employees of FRANCHISOR, Franchisee and their respective Affiliates.

“Advertising Contribution” means the monthly amount payable under clause 8.2 calculated by multiplying the Gross Sales for the previous month by the Advertising Percentage.

“Advertising Fund” means the advertising fund consisting of Advertising Contributions paid in respect of all Tim Hortons Restaurants in the Territory.

“Advertising Percentage” means the percentage specified as such in Schedule A and in the Unit Addendum for a Franchised Restaurant.

“Affiliate” means any Person which directly or indirectly Controls, is Controlled by, or is under common Control with another Person.

“Agreement” means this Company Franchise Agreement as amended, restated or otherwise modified in accordance with its terms.

“Agreement Term” means the term commencing on the Original Commencement Date and expiring on the date on which all Unit Addenda executed in connection with this Agreement have expired or terminated, unless earlier terminated in accordance with the terms of this Agreement.

“Anti-Corruption Laws” means the FCPA, the CFPOA, the Corruption and Disobedience sections of the Canadian Criminal Code, RSC 1985, c C-46, and all other anti-corruption, fraud, kickback, anti-money laundering, anti-boycott laws, regulations or orders, and all similar laws, or regulations or orders in the Territory and any other relevant jurisdictions.

“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state, provincial and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority (including, without limitation, the United States Department of Treasury Office of Foreign Assets Control and any government agency outside the U.S.) addressing or in any way relating to terrorist acts and/or acts of war, including without limitation any applicable Canadian and UK anti-terrorism legislation.

“Approved Plans and Specifications” means the general plans and specifications for the construction and fit-out of a new or remodelled Restaurant in the Territory (including requirements as to signage and equipment) which may be approved from time to time by FRANCHISOR in its sole discretion, which, for the avoidance of doubt are not specific to an individual site or Restaurant location.

“Approved Products” means the food and beverage items and any merchandise or promotional products, and the types, brands and ranges of ingredients, packaging, merchandise or materials of menu items and products and any other products, materials or services specified and as approved in the Confidential Operating Manual or otherwise approved by FRANCHISOR from time to time.

“Approved Subsidiary” means an entity (i) which is wholly-owned by Parent or a wholly-owned Subsidiary of Parent; (ii) which is established in the Territory while the Development Rights are in effect; (iii) the business of which is limited to the operation of Franchised Restaurants in the Territory; (iv) to which FRANCHISOR licenses the right to operate Franchised Restaurants in the Territory pursuant to this Agreement; and (v) which executes and delivers a Joinder Agreement to FRANCHISOR.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Approved Suppliers” means the suppliers and distributors who have been approved by FRANCHISOR or any of its Affiliates to supply the Approved Products and any other goods or services for Tim Hortons Restaurants in the Territory.

“Assets” has the meaning set forth in clause 14.3(a).

“Authority” means any federal, state, municipal, local or other governmental department, regulatory body, commission, board, bureau, agency or instrumentality, or any administrative, judicial or arbitral court or panel, with jurisdiction over the applicable matter.

“Baked Goods” means donuts, muffins, bagels, cookies, danishes, croissants, rolls, pastries, biscuits, scones, brownies and similar baked goods and snacks offered for sale at Tim Hortons Restaurants from time to time.

“Business Day” means a day other than a Saturday, Sunday, or a public holiday in Hong Kong or Switzerland on which banks are open in Hong Kong or Switzerland for general commercial business.

“CFPOA” means the Canadian Corruption of Foreign Public Officials Act, S.C. 1998, c. 34, as amended or superseded.

“Claim” means any lawsuit, litigation, dispute, claim, arbitration, mediation, action, hearing, proceeding, investigation, charge, complaint, demand, injunction, judgment, order, decree, ruling or any other proceeding before a judicial, administrative or arbitral court or panel, whether known or unknown, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal or equitable.

“Coffee/Bakeshop Competitive Business” means any Quick Service Restaurant business where (i) the combined sales of Coffee Products constitute fifteen percent (15%) or more of its overall food and beverage sales; or (ii) the combined sales of Baked Goods constitute twenty-five percent (25%) or more of its overall food and beverage sales; or (iii) the combined sales of Coffee Products and Baked Goods constitute thirty-five percent (35%) or more of its overall food and beverage sales. A Coffee/Bakeshop Competitive Business includes businesses that grant franchises or licenses to others to operate any of the types of businesses described in the preceding sentence.

“Coffee Products” means hot or cold brewed coffee, including decaffeinated coffee, coffee concentrate that is intended to be reconstituted to make a brewed cup of coffee, hot or cold espresso-based specialty drinks, including cappuccino and latte, and hot or cold coffee flavoured beverages made with coffee flavouring that uses coffee beans, in whole or in part, to get its coffee flavour (and, for greater certainty, excluding any components of such offerings that are not derived in some manner from coffee beans, such as milk, cream or sugar).

“Competitor” means any Person who (or which) owns or operates, or licenses, whether directly or indirectly, any other Person to own and/or operate, (i) any Coffee/Bakeshop Competitive Business and/or (ii) any Affiliate of such Person. For the purposes of this definition, the term “Competitor” shall also include (i) any director or officer of such Person or Affiliate, (ii) any entity Controlled by such Person or Affiliate, either through the direct or indirect ownership of Equity Securities, a contractual arrangement with one or more holders of Equity Securities or otherwise, and (iii) any immediate family member of such Person (or any Affiliate of any of the foregoing).

“Confidential Information” has the meaning set forth in clause 11.3.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Confidential Operating Manual” means such sets of manuals, guides and video training materials (including, without limitation, TAPP and Clearview), memoranda, bulletins, directives, computer programs, and other materials whether stored in a retrieval system or in paper format and whether documented or communicated in writing or electronically, as may exist or be changed by FRANCHISOR and/or its Affiliates from time to time, in their sole discretion, which together create and maintain uniform standards and specifications of use of the Tim Hortons Marks and the operation of Restaurants and the Tim Hortons System.

“Control” or “Controlled” means the direct or indirect ownership, whether by ownership of Equity Securities, contract, proxy or otherwise, of shareholding or contractual rights of a Person that assures (i) the majority of the votes in the resolutions of such Person, or (ii) the power to appoint the majority of the managers or directors of such Person, or (iii) the power to direct or cause the direction of the management or policies of such Person, and the related terms “Controlled by,” “Controlling” or “under common Control with” shall be read accordingly.

“Conversion Rate” means the official exchange rate published by Bloomberg L.P. (or if this rate is unavailable or is no longer published, the rate published by The Wall Street Journal or such other internationally recognized third party financial information publisher designated by FRANCHISOR from time to time) for the exchange of the currency in question on the date applicable to any currency conversion.

“Current Image” means the internal and external physical appearance of new or remodeled Tim Hortons Restaurants including, without limitation, as it relates to signage, fascia, color schemes, menu boards, lighting, furniture, finishes, décor, materials, equipment and other matters generally applicable to FRANCHISOR’s operations in the country in which the Franchised Restaurant is located as may be changed from time to time by FRANCHISOR, in its sole discretion.

“Damages” has the meaning set forth in clause 15.6(b).

“Day” or “day” means calendar days or day unless otherwise expressly provided.

“Development Rights” means those rights granted to Parent under clause 4.1 of the A&R MDA.

“Development Year” means, with respect to the first Development Year, the period beginning on the Original Commencement Date and ending on August 31, 2019, and with respect to each subsequent Development Year, the period beginning on September 1st and ending on August 31st of the following year.

“Dispute” has the meaning set forth in clause 18.2(b).

“E-Commerce” means the Internet based buying and selling of products or services through the use of electronic and/or online devices.

“Existing ULA” means each Unit Addendum that has been issued under the Original Agreement with respect to Franchised Restaurants through the A&R Effective Date.

“Expired Restaurant” has the meaning set forth in clause 15.2.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended or superseded.

“Franchise Fee” means the applicable amount set forth in Schedule A and specified in the Unit Addendum for a Franchised Restaurant.

“Franchised Restaurant” means the land, building and improvements at each Location used or associated with the use of the premises as a Tim Hortons Restaurant, and the Tim Hortons Restaurant business carried on by Franchisee at each Location for which Franchisee has executed a Unit Addendum.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Franchisee” has the meaning set forth in the preamble to this Agreement and each and every Approved Subsidiary that owns and operates Franchised Restaurants in the Territory. With respect to a specific Franchised Restaurant in the Territory, “Franchisee” means Shanghai Franchisee or the Approved Subsidiary that owns and operates the Franchised Restaurant.

“FRANCHISOR” has the meaning set forth in the preamble to this Agreement.

“FRANCHISOR Global Initiatives” means global, regional and other advertising, promotional, marketing and research initiatives intended for the benefit of the Tim Hortons System, as determined by FRANCHISOR and its Affiliates, in their sole discretion.

“FRANCHISOR Indemnified Parties” means FRANCHISOR, its Affiliates and their respective directors, officers, employees, shareholders and agents.

“General Manager” means the person referred to in clause 4.3 and specified as such in Schedule A.

“Global Ad Fund Payment” has the meaning set forth in clause 8.2(f).

“Global Marketing Policy” means the Global Marketing Policy, as such policy may be developed, adopted, amended or supplemented by FRANCHISOR and/or its Affiliates from time to time in their sole discretion.

“Gross Sales” includes all sums charged or received in cash or by credit (and regardless of collection in the case of credit) for all goods and merchandise sold or otherwise disposed of, or services provided or performed at or from a Franchised Restaurant, and all other revenue and income of every kind and nature related to the Franchised Restaurant. The sale of Tim Hortons products away from a Franchised Restaurant is not authorized; however, should any such sales occur or be approved in the future, they will be included within the definition of Gross Sales. Gross Sales excludes taxes that are required by applicable Law: (a) to be levied on the customer at the time of each sales transaction; (b) to be collected by Franchisee and remitted to the taxing Authority by the Franchisee; and (c) to be based upon the amount of the sale. Gross Sales also excludes cash received as payment in credit transactions where the extension of credit itself has already been included in the figure upon which the Royalty and Advertising Contribution is calculated. In addition, and for certainty only, taxes based on gross income or gross revenue of Franchisee shall not be deducted from the calculation of Gross Sales.

“ICC Rules” has the meaning set forth in clause 18.2(d).

“Indirect Tax” has the meaning set forth in clause 10.3.

“Interest” has the meaning set forth in clause 14.1(f).

“Joinder Agreement” means the Joinder Agreement executed by Parent and an Approved Subsidiary and delivered to FRANCHISOR, pursuant to which the Approved Subsidiary agrees to be bound by this Agreement and be jointly and severally liable with Parent and all other Approved Subsidiaries to FRANCHISOR for any and all obligations of Franchisee under this Agreement. The form of Joinder Agreement is attached hereto as Schedule E.

“Law” or “law” means, collectively, any laws, rules, statutes, decrees, regulations, circulars, writs, injunctions, ordinances or orders, including all applicable public, environmental and competition laws and regulations; and any administrative decisions, judgments and other pronouncements enacted, issued, promulgated, enforced or entered by any Authority.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Legal Order" has the meaning set forth in clause 11.5.

“Local Currency” has the meaning set forth in clause 8.8(a).

“Location” or “Locations” means all of the land and any buildings and other improvements located from time to time at the address specified in the Unit Addendum for each Franchised Restaurant operated pursuant to this Agreement.

“Losses” means any losses, amounts paid in settlement, penalties, fines, damages (including special, indirect and consequential damages), lost profits, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses incurred in investigating, preparing or defending any Claims covered hereby).

“MDA” has the meaning set forth in Recital E.

“MDA Termination Event” means the (a) expiration of the A&R MDA, or (b) termination of the A&R MDA or the termination of the Development Rights, whichever occurs first.

“MOFCOM” means the Ministry of Commerce of the Territory.

“Notice of Dispute” has the meaning set forth in clause 18.2(b).

“Offer” has the meaning set forth in clause 14.3(a).

“Offer Notice” has the meaning set forth in clause 14.3(a).

“Offer Period” has the meaning set forth in clause 14.3(d).

“Opening Date” means, with respect to each Franchised Restaurant, the date specified as such in each Unit Addendum for such Franchised Restaurant, being the date on which Franchisee commences operations of such Franchised Restaurant under this Agreement.

“Operations Director” means the person referred to in clause 4.4 and specified as such in each Unit Addendum.

“Original Agreement” has the meaning set forth in Recital E.

“Original Commencement Date” has the meaning set forth in the preamble to this Agreement.

“Original MDA” has the meaning set forth in Recital D.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Payment Restriction” has the meaning set forth in clause 8.8(d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Authority, statutory organization or other entity.

“Poll or Polling” means any process acceptable to FRANCHISOR by which information or data about the Franchised Restaurant may be transmitted to or from a POS System or other system operated by Franchisee or its agents into a computer or system operated by or on behalf of FRANCHISOR or its agents in the manner and format prescribed by FRANCHISOR from time to time.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Polling Information” means information or data about Franchised Restaurants that is transmitted to or from a POS System or other system operated by Franchisee or its agents into a computer or system operated by FRANCHISOR or its agents in the manner and format prescribed by FRANCHISOR from time to time. For the avoidance of doubt, Polling Information includes, without limitation, daily sales, daily transaction level data, sales per visit and products and combinations of products sold, otherwise known as product mix data or “PMIX”, and inventory data.

“POS System” means a point of sale computerized system approved by FRANCHISOR and/or an Affiliate of FRANCHISOR in its sole discretion, after consultation with Parent, for use in the Territory consisting of electronic hardware and software technology (including hardware and software updates approved and prescribed by FRANCHISOR and/or its Affiliates after consultation with Parent), which captures, records and transmits sales, taxes on sales, number, date and time of transactions, products and combinations of products sold and employees using the system and such other related information as may be required by FRANCHISOR from time to time, in its sole discretion.

“Prohibited Person” means a Person (i) for whom evidence exists that such Person has been blacklisted or identified as a defaulting entity or its equivalent by any Authority, (ii) that has engaged in prior or current criminal activity which would (or would reasonably be expected to) rise to the level of an offense punishable by imprisonment, (iii) for whom evidence exists of moral turpitude or reputational issues, or (iv) that has been accused by a competent regulator, voluntarily disclosed or admitted to, or has otherwise been found by a court of competent jurisdiction to have violated, attempted to violate, aided or abetted another party to violate, or conspired to violate, any of the Anti-Corruption Laws.

“Public Company” means a company that has issued securities through an offering which are now traded on at least one stock exchange or over-the-counter market.

“Quick Service Restaurant” means any restaurant that does not offer table service as its principal method of ordering or food delivery.

“RBI” means Restaurant Brands International Inc., a public company incorporated under the laws of Canada, and the indirect parent company of FRANCHISOR.

“Region” means the Asia Pacific Region (as defined by FRANCHISOR from time to time), which includes the Territory.

“Registered User Agreement” has the meaning set forth in clause 11.8.

“Remodel Requirements” means, collectively, (a) to the then Current Image or such other specifications required by FRANCHISOR at the material time(s) for both the interior and exterior of the Restaurant in accordance with the Approved Plans and Specifications, and (b) in compliance with all applicable Laws.

“Renewal Fee” means, in respect of any renewal or extension of the Term of a Unit Addendum for a Franchised Restaurant, [****] (prorated if the Term of the applicable Renewal Unit Addendum is less than twenty (20) years).

“Renewal Notice” has the meaning set forth in sub-clause 2.5.1(a).

“Renewal Unit Addendum” has the meaning set forth in clause 2.5.1.

“Required Country” has the meaning set forth in clause 8.8(a).

“Required Currency” has the meaning set forth in clause 8.8(a).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Restaurant Manager” means the person referred to in clause 4.5.

“Royalty” means the monthly amount payable under clause 8.1 calculated by multiplying the Gross Sales for the previous month by the applicable Royalty Percentage.

“Royalty Percentage” means the applicable percentage specified as such in Schedule A and in the Unit Addendum for a Franchised Restaurant.

“Shanghai Franchisee” has the meaning set forth in the preamble to this Agreement.

“Shareholder Agreement” has the meaning set forth in clause 14.1(a).

“Standards” means the standards, including the operating standards established from time to time by FRANCHISOR and/or its Affiliates as to quality of service, cleanliness, health and sanitation, requirements, specifications and procedures for Tim Hortons Restaurants issued, directed and amended by FRANCHISOR and/or its Affiliates from time to time, in their sole discretion, including those contained from time to time in the Confidential Operating Manual (and such superseding or additional documents as may be issued by FRANCHISOR and/or its Affiliates from time to time).

“Tax Authority” means any Authority having or purporting to have power to impose, administer or collect any tax.

“Tax Credit” has the meaning set forth in clause 10.5.

“Temporary Closure” has the meaning set forth in clause 3.2(b).

“Term” means, with respect to each Unit Addendum or, if applicable, Renewal Unit Addendum, of a Franchised Restaurant, the period specified as such in the Unit Addendum or Renewal Unit Addendum in respect thereof, commencing on the Opening Date of such Franchised Restaurant in the case of a Unit Addendum, and upon expiration of the Unit Addendum in the case of a Renewal Unit Addendum.

“Terminated Restaurants” has the meaning set forth in clause 15.1(A).

“Termination Notice” has the meaning set forth in clause 15.8(a).

“Termination Period” has the meaning set forth in clause 15.8.

“Territory” means the de jure boundaries of the People’s Republic of China (as depicted in the map attached as Schedule 2 to the A&R MDA) which for the purposes of this Agreement excludes Taiwan and the Special Administrative Regions of Hong Kong and Macau.

“TH APAC” means Tim Hortons Asia Pacific Pte. Ltd., a company organized under the Laws of Singapore and an Affiliate of THRI.

“Tim Hortons Domain Names” has the meaning set forth in clause 1.1 of the A&R MDA.

“Tim Hortons Intellectual Property Rights” has the meaning set forth in clause 1.1 of the A&R MDA.

“Tim Hortons Logo” has the meaning set forth in clause 1.1 of the A&R MDA.

"Tim Hortons Marks" has the meaning set forth in clause 1.1 of the A&R MDA.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Tim Hortons Restaurants” and “Restaurants” means restaurants operating under the Tim Hortons System and utilizing the Tim Hortons Marks in a format approved by FRANCHISOR and/or its Affiliates, in their sole discretion. A Tims Go will constitute a Tim Hortons Restaurant or Restaurant for all purposes hereunder. For the purposes of this Agreement, operations at a Tim Hortons Restaurant shall include dine-in, take-out, delivery from, and catering from a Tim Hortons Restaurant.

“Tim Hortons System” has the meaning set forth in clause 1.1 of the A&R MDA.

“Tims Go” is a Restaurant format situated in a unit which is either (i) a small (less than 80 sqm), open-fronted hut or cubicle or (ii) an open-fronted hut or cubicle situated in a location with restrictions on building a full kitchen, in each case, from which beverage-focused Approved Products are sold and meeting such minimum criteria as determined by Franchisor and/or its Affiliates, in its sole discretion, for the Territory from time to time.

“Transaction Agreements” has the meaning set forth in clause 1.1 of the A&R MDA.

“Transfer” or “Transferred” means to sell, convey, assign, license, lease, charge, pledge, mortgage, encumber or otherwise dispose of in whole or in part. For purposes of clause 14, a Transfer shall include the transfer of equity interests in or issuance of equity interests by the relevant entity to which the restrictions in clause 14 apply.

“Transfer Date” means the effective date that an Interest is Transferred pursuant to clause 14.1.

“Transferee” means the prospective recipient of a Transfer.

“Transfer Fee” means the amount payable under sub-clause 14.2(l).

“Unit Addendum” means with respect to each Franchised Restaurant, the Unit License Addendum set forth in Schedule B, which will identify, among other things, the Location of such Franchised Restaurant. The term

“Unit Addendum” shall include any Renewal Unit Addendum.

“US$” means United States Dollars.

“VAT” means the value added tax payable under applicable Law of the Territory.

1.2            Construction.

(a)	References to Franchisee in this Agreement shall be deemed to include the Franchisees set forth in the preamble to this Agreement and the Approved Subsidiaries, and references to the ownership and operation of Franchised Restaurants by Franchisee shall be deemed to include the ownership and operation of such Franchised Restaurants by Shanghai Franchisee and/or the Approved Subsidiaries, as applicable; provided, however, that Parent and any such Approved Subsidiary shall have executed a Joinder Agreement and delivered such Joinder Agreement to FRANCHISOR in accordance with the terms of this Agreement and the A&R MDA. Each Approved Subsidiary shall be jointly and severally liable with Shanghai Franchisee and all other Approved Subsidiaries for the obligations of Franchisee pursuant to this Agreement and any Unit Addendum issued hereunder, and FRANCHISOR may, in its absolute discretion, proceed against any one or more of them.

(b)	The parties hereby ratify and affirm each Existing ULA issued prior to the A&R Effective Date and agree that they are deemed to be issued under this Agreement and remain in full force and effect as of the A&R Effective Date.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(c)	Capitalized terms used herein which are not defined in this Agreement but are defined in the A&R MDA shall have the same meaning as in the A&R MDA unless the context otherwise requires. To the extent there is any conflict between the terms and conditions of this Agreement and the A&R MDA, the terms and conditions of the A&R MDA shall govern while the A&R MDA remains in full force and effect. Notwithstanding anything set forth to the contrary herein, Franchisee retains all of the rights granted under the A&R MDA for so long as the A&R MDA remains in full force and effect.

2.	Franchise Grant; Franchise Fee

2.1	Franchise Grant.

At the request of Franchisee and in reliance on the application and information furnished by Franchisee, FRANCHISOR grants to Franchisee a non-exclusive license to use the Tim Hortons System, including the Tim Hortons Marks, solely at the Locations for the Terms on the terms and conditions set forth in this Agreement and each Unit Addendum. Franchisee hereby accepts this license with the full and complete understanding that the license contains no promise or assurance of renewal or the granting of a new license at the expiration of the applicable Term, except as set forth in clause 2.5. For the avoidance of doubt, Parent will not operate Franchised Restaurants in the Territory.

2.2	Franchise Fee.

Franchisee shall pay the applicable Franchise Fee to FRANCHISOR in accordance with the applicable provisions of the A&R MDA. Each such Franchise Fee shall be non-refundable and deemed fully earned by FRANCHISOR upon execution of the applicable Unit Addendum. The Franchise Fee and the Royalty payable under clause 8.1 are in consideration solely for the grant of rights in clause 2.1 with respect to each Unit Addendum and are not for FRANCHISOR’s performance of any specific obligations or services.

2.3	No Exclusivity.

Franchisee acknowledges and agrees that the license conferred under this Agreement is for the operation of Tim Hortons Restaurants for the applicable Terms at the Locations only, and that Franchisee has no right hereunder to any exclusive territory, market or trade area or to object to the development or location of any additional franchised or company operated Tim Hortons Restaurants, or other food outlets operating under a trade or service mark or system owned or licensed by FRANCHISOR or any of its Affiliates under this Agreement. FRANCHISOR (and its Affiliates, if applicable) may in its sole business judgment develop, operate, license or franchise additional Tim Hortons Restaurants or other food outlets operating under a trade or service mark or system owned or licensed by FRANCHISOR or any of its Affiliates anywhere, including sites in the immediate proximity of the Franchised Restaurants and/or in the same territory, market or trade area of the Franchised Restaurants. Franchisee hereby waives any right it has, may have, or might in the future have, to oppose the development or location of other Tim Hortons Restaurants, and any Claim for compensation from FRANCHISOR or any of its Affiliates in respect of any and all detriment or loss suffered by it as a result of the development and location of additional Tim Hortons Restaurants.

Notwithstanding the foregoing, during the term of the A&R MDA, for so long as the Development Rights are in effect, FRANCHISOR will not itself operate, or franchise, license or authorize any Person other than Franchisee to operate, Tim Hortons Restaurants in the Territory.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2.4	Expiration; Effect of MDA Termination Event.

The license granted pursuant to each Unit Addendum shall expire at the end of the applicable Term unless sooner terminated in accordance with the terms and conditions set forth in this Agreement with respect to such Location. After the applicable Term, Franchisee will have no further right to operate the applicable Tim Hortons Restaurant to which such Unit Addendum relates, except as set forth in clause 2.5. Following the occurrence of an MDA Termination Event, if FRANCHISOR decides, in its sole discretion, to allow Franchisee to develop, open and operate a Tim Hortons Restaurant at a new Location in the Territory, Franchisee will enter into FRANCHISOR’s current form of franchise agreement with respect to such new Location, rather than a Unit Addendum for such Franchised Restaurant. Such franchise agreement shall include FRANCHISOR’s then current standard franchise fee, royalties and advertising contribution, and the Franchisee Fee, Royalties and Advertising Contribution set forth on Schedule A shall not apply.

2.5	Option to Obtain Renewal Unit Addendum.

2.5.1	While the Development Rights are in effect, Franchisee shall have, exercisable on the expiration date of the Term of the Unit Addendum for a Franchised Restaurant, an option to obtain one or more successive renewals of the initial Unit Addendum for that Franchised Restaurant (each, a “Renewal Unit Addendum”) for a term equal to the term of years of the Term of the then expiring Unit Addendum or Renewal Unit Addendum, as applicable, subject to a maximum cumulative term (for the initial Unit Addendum and all Renewal Unit Addenda) for such Franchised Restaurant of forty (40) years, provided that the following requirements are satisfied:

(a)	Franchisee has given FRANCHISOR written notice (the "Renewal Notice") of its intention to exercise its option to obtain a Renewal Unit Addendum at least three (3) months prior to the expiration of the Term of the Unit Addendum or Renewal Unit Addendum, as applicable.

(b)	Franchisee, at the time of the Renewal Notice and at the time of the expiration of the Term of the Unit Addendum or Renewal Unit Addendum, as applicable, is not in breach in any material respect of this Agreement (and the Unit Addendum or Renewal Unit Addendum) with respect to the following: (i) Franchisee has operated the Franchised Restaurant in accordance with the terms and conditions of this Agreement, including, but not limited to, substantial compliance with the Standards; (ii) Franchisee has satisfied, in a timely fashion, all material financial obligations in accordance with the terms and conditions of this Agreement; (iii) Franchisee has maintained, improved, altered, replaced and remodeled the Franchised Restaurant, including, without limitation, the Location, signs and equipment throughout the Term in accordance with the terms and conditions of this Agreement; and (iv) Franchisee shall have completed, not more than five (5) years prior to the expiration of the Term, the improvements, alterations, remodeling or rebuilding of the interior and exterior of the Franchised Restaurant so as to reflect the then Current Image of Tim Hortons Restaurants in the Region, pursuant to such plans and specifications as FRANCHISOR reasonably approves.

(c)	Franchisee has the right to remain in possession of the Location, whether through a lease or ownership of the premises, for the term of the Renewal Unit Addendum.

(d)	If the Development Rights are no longer in effect, Franchisee must meet all then current financial ratios FRANCHISOR uses to evaluate new franchisees for financial approval.

(e)	Franchisee executes (i) the applicable form of the then current Renewal Unit Addendum; and (ii) a general release of FRANCHISOR and its Affiliates in a form satisfactory to FRANCHISOR.

(f)	Upon execution of the Renewal Unit Addendum but in any event prior to the expiration of the Term of the Unit Addendum or Renewal Unit Addendum, as applicable, Franchisee pays the Renewal Fee to FRANCHISOR or its designee.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2.5.2	Within thirty (30) days of receipt of the Renewal Notice, FRANCHISOR shall advise Franchisee in writing if Franchisee is not eligible to obtain a Renewal Unit Addendum for the Franchised Restaurant, specifying the reasons for such ineligibility, and identifying whether such deficiencies are capable of cure. If such deficiencies are capable of cure, Franchisee must cure the deficiencies by no later than ten (10) days prior to the expiration of the Term of the Unit Addendum or Renewal Unit Addendum, as applicable. For the avoidance of doubt, if, between the date of the Renewal Notice and the expiration date of the Term, any act, circumstance or omission causes Franchisee to become ineligible to obtain a Renewal Unit Addendum then FRANCHISOR must advise Franchisee in writing thereof, specifying the deficiency and identifying a cure period, if applicable.

2.5.3	The Renewal Fee, Royalties, and Advertising Contribution to be paid during the term of the Renewal Unit Addendum are specified in Schedule A, provided, however, that if an MDA Termination Event has occurred on or before the expiration date of any Unit Addendum or Renewal Unit Addendum, as applicable, Franchisee will enter into FRANCHISOR’s current form of franchise agreement rather than a Renewal Unit Addendum for such Franchised Restaurant. Such franchise agreement shall include FRANCHISOR’s then current standard franchise fee, royalties and advertising contribution, and the Franchise Fee, Royalties and Advertising Contribution set forth on Schedule A no longer apply.

3.	Continuous Operation

3.1	Operate Throughout Term.

Franchisee shall commence to operate each Franchised Restaurant on the Opening Date applicable thereto and, subject to clause 3.2, shall operate each Franchised Restaurant in accordance with this Agreement continuously throughout the Term of the Unit Addendum applicable thereto. Franchisee expressly agrees that any failure to do so shall constitute a material act of default under this Agreement and the applicable Unit Addendum with respect to such Franchised Restaurant, and FRANCHISOR shall be entitled to collect all actual and consequential damages (including lost profits) incurred as a result of any failure to so operate continuously for the full Term of the Unit Addendum as calculated pursuant to clause 15.6(b) hereof.

3.2	Exceptions.

(a)	For the avoidance of doubt, while the Development Rights are in effect, Franchisee may close Permitted Closure Restaurants [****] (as such terms are defined in the A&R MDA), subject to the conditions set forth in the A&R MDA (including clause 6.7 of the A&R MDA). In addition, Franchisee may cease operations to the extent necessary to comply with the requirements of FRANCHISOR or any Authority with jurisdiction over a Franchised Restaurant that it (a) repair, clean, remodel, or refurbish the Location; (b) complete repairs at the Location, subject to FRANCHISOR’s prior approval; or (c) resolve an emergency situation which would endanger the public or Franchisee’s employees so long as Franchisee takes all actions reasonably necessary to resume operations in light of the circumstances presented. FRANCHISOR shall grant or deny any approval required under this clause 3.2 within five (5) Business Days of receiving the request for approval from Franchisee. Failure by FRANCHISOR to grant or deny the approval within the allotted time period shall constitute an approval of the request.

(b)	Franchisee may temporarily close a Franchised Restaurant for the reasons and for the periods set forth in Schedule F to this Agreement (a “Temporary Closure”); provided that, prior to such Temporary Closure, Franchisee provides FRANCHISOR with written notice setting forth the reason and expected length of such Temporary Closure. If Franchisee has failed to reopen a Franchised Restaurant prior to the expiration of the applicable period set forth in Schedule F, such failure shall constitute a material act of default under this Agreement and the applicable Unit Addendum with respect to such Franchised Restaurant, and the terms of clause 15.6 shall apply. Franchisee shall use commercially reasonable efforts to reopen any Franchised Restaurant subject to a Temporary Closure and shall provide FRANCHISOR with written notice of the reopening of a Franchised Restaurant following a Temporary Closure.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.	Organization of Franchisee

4.1	Sole Purpose Entity.

Parent covenants that the sole purpose and business activity of Franchisee is, and will remain throughout the Agreement Term and the Term of any Unit Addendum, to develop, establish and operate Tim Hortons Restaurants. Parent covenants that, to the extent permissible by Law and except as expressly permitted in any of the Transaction Agreements, the governing documents of Franchisee and an Approved Subsidiary will at all times during the Agreement Term and the Term of any Unit Addendum restrict its purpose and business activity to developing, establishing and operating Tim Hortons Restaurants. In addition, the governing documents will, at all times during the Agreement Term and the Term of any Unit Addendum mandate the designation of a General Manager and describe the General Manager s authority to bind Franchisee and to direct any actions necessary to ensure compliance with this Agreement and any other agreements related to the Franchised Restaurants.

4.2	Principals.

Franchisee agrees to furnish to FRANCHISOR upon FRANCHISOR’s request from time to time a list of all shareholders or ownership interests in all classes of shares or ownership interests in Franchisee. This clause 4.2 shall not apply if Franchisee (or any relevant Affiliate) is a Public Company or if FRANCHISOR or any Affiliate of FRANCHISOR is a shareholder of Franchisee or any Affiliate of Franchisee.

4.3	General Manager.

(a)	Franchisee must at all times during the Agreement Term and the Term of any Unit Addenda and Renewal Unit Addenda employ a General Manager who shall be the Chief Executive Officer, Chief Financial Officer, Chief Operations Officer or any other officer of Franchisee with equivalent responsibilities, and such officer shall take steps consistent with his or her role as such corporate officer to direct and oversee Franchisee’s compliance with this Agreement and other agreements relating to the Franchised Restaurants.

(b)	No change in the General Manager may be made without the prior approval of FRANCHISOR. For the avoidance of doubt, FRANCHISOR’s failure to provide any response regarding the request for approval within sixty (60) days of receiving the request from Franchisee shall constitute an approval of the request. If for any reason the person approved by FRANCHISOR as the General Manager ceases to hold that position in Franchisee, as soon as practicable, and in any event no later than ninety (90) days after such cessation, Franchisee must appoint a new General Manager that is approved in advance by FRANCHISOR in its reasonable discretion. This sub-clause 4.3(b) shall not apply if FRANCHISOR or any Affiliate of FRANCHISOR is a shareholder of Franchisee or any Affiliate of Franchisee and has the right to appoint at least one (1) member of the Board of Directors of Franchisee or any Affiliate of Franchisee).

(c)	If a person other than the General Manager is approved by FRANCHISOR to act as the Operations Director pursuant to clause 4.4, the General Manager shall nevertheless devote substantial time and attention to the management and oversight of the Franchised Restaurants, and shall be available for meetings as requested by FRANCHISOR. This clause 4.3(c) shall not apply if FRANCHISOR or any Affiliate of FRANCHISOR is a shareholder of Franchisee or any Affiliate of Franchisee and has the right to appoint at least one (1) member of the Board of Directors of Franchisee or any Affiliate of Franchisee).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.4	Operations Director.

(a)	Franchisee must appoint, employ and authorize an Operations Director who must either be the General Manager or any other natural person approved in advance by FRANCHISOR in FRANCHISOR’s reasonable discretion. For the avoidance of doubt, FRANCHISOR’s failure to provide any response regarding the request for approval within sixty (60) days of receiving the request from Franchisee shall constitute an approval of the request. The Operations Director at the date of this Agreement is the person specified as such for the Franchised Restaurant in each Unit Addendum.

(b)	The Operations Director shall devote his or her full time and reasonable efforts to the overall supervision and day-to-day operations of the Franchised Restaurants (and any other Tim Hortons Restaurants in respect of which he or she is approved by FRANCHISOR as the Operations Director). Franchisee covenants that the Operations Director will at all times have the authority to direct any action necessary to ensure that the day-to-day operation of the Franchised Restaurants is in compliance with the Standards.

(c)	The Operations Director must live in the vicinity of the business office of Franchisee in the Territory, as the term “vicinity” is defined for Operations Directors by FRANCHISOR from time to time, in its reasonable discretion.

(d)	If the approved Operations Director ceases to hold that position in Franchisee, Franchisee shall, as soon as practicable, and in any event no later than ninety (90) days after such cessation, appoint a replacement who, subject to clause 4.4(a), must be approved in advance by FRANCHISOR in its reasonable discretion. For the avoidance of doubt, FRANCHISOR’s failure to provide any response regarding the request for approval within sixty (60) days of receiving the request from Franchisee shall constitute an approval of the request.

(e)	If Franchisee seeks FRANCHISOR’s approval of a natural person other than the General Manager to act as the initial or replacement Operations Director, Franchisee understands that in deciding whether to approve such natural person, FRANCHISOR may consider the reasons for having different persons in such roles, the respective levels of financial commitment (such as percentage of ownership, if applicable) of the individuals, the number of Franchised Restaurants operated by Franchisee, the management structure and quality of Franchisee’s operations, whether the General Manager will also commit to devote full time and attention and reasonable efforts to the operation of Franchised Restaurants and such other factors as FRANCHISOR may deem appropriate for consideration.

4.5	Restaurant Manager.

At all times during the Term of each Unit Addendum, Franchisee must appoint and employ at least one (1) Restaurant Manager for each Franchised Restaurant who shall be responsible for the direct, personal day-to-day supervision of the Franchised Restaurant.

4.6	Employees.

Franchisee shall hire all employees of the Franchised Restaurants and shall be solely responsible for the terms of their employment and compensation. Franchisee shall comply in all material respects, with all laws, mandatory governmental programs, legislation and requirements related to employees, including without limitation, employment insurance, workers compensation, labor and other employee benefit programs.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.7	No Change in Organization.

Franchisee shall notify FRANCHISOR of any changes to, and at FRANCHISOR’s request provide copies of, any organizational or other governing documents of Franchisee. No amendments or revisions to such governing documents may be made or adopted if such amendment or revisions would: (a) change the description of Franchisee’s sole purpose or authorized activities as contemplated under clause 4.1 above; (b) change the designation of, or the procedures for designating, the General Manager; (c) change the authority delegated to the General Manager or the Operations Director; or (d) materially alter promises or representations contained in Franchisee’s applications or distribution plans submitted to and approved by FRANCHISOR. This paragraph shall not apply if FRANCHISOR or any Affiliate of FRANCHISOR is a shareholder of Franchisee or any Affiliate of Franchisee and has the right to appoint at least one (1) member of the Board of Directors of Franchisee or any Affiliate of Franchisee).

Franchisee may not take any action, whether directly or indirectly, without the approval of the FRANCHISOR, to avoid the authority requirements for the General Manager and the Operations Director, respectively. Franchisee must provide FRANCHISOR with such evidence as FRANCHISOR may in its reasonable discretion request from time to time with a prior notice to assure FRANCHISOR that the activities and purpose of Franchisee, and the authority of the General Manager and Operations Director, respectively, remain as required by this Agreement.

4.8	Licenses and Permits

Franchisee shall obtain, secure and maintain in force all material licenses, permits and certificates required in the operation of the Franchised Restaurants in accordance with all applicable Laws, pay promptly or ensure payment of all taxes and assessments when due (save for any amount which is subject to a good faith dispute), and operate the Franchised Restaurants in substantial compliance with all applicable Laws, including, without limitation, those relating to occupational hazards, health, safety, employment, workers’ compensation insurance (if any), unemployment insurance, payment of taxes owed to any Authority and the Anti-Corruption Laws.

5.	Standards and Uniformity

Franchisee agrees to comply at all times with all elements of the Tim Hortons System, which it acknowledges is a necessary and reasonable requirement in the interests of Franchisee and others operating under the Tim Hortons System. Franchisee shall use the Tim Hortons System and all rights granted under this Agreement in compliance with the quality standards used or adopted by FRANCHISOR from time to time. FRANCHISOR shall at all times have the right (but shall not be under an obligation) to monitor Franchisee’s use of the Tim Hortons System to control the quality of goods sold and services rendered by Franchisee at Franchised Restaurants and to enforce Franchisee’s compliance with the relevant Standards. Franchisee shall at all times comply fully with any requests, demands or suggestions of FRANCHISOR regarding compliance with the Standards. Notwithstanding anything to the contrary in this Agreement, without limitation and subject to the preceding provisions of this clause 5, Franchisee must at all times comply with the following covenants:

5.1	Operations Standards.

(a)	Franchisee shall substantially comply with the Confidential Operating Manual. To the extent the Confidential Operating Manual is in a hard copy format, a copy of the Confidential Operating Manual shall be kept at each Franchised Restaurant at all times and all changes or additions to it shall be inserted upon receipt. To the extent that all or a portion of the Confidential Operating Manual is in electronic form, Franchisee shall provide access to it to its personnel and restaurant employees who need to access it. In the event of any conflict between the Confidential Operating Manual kept at a Franchised Restaurant and the master copy maintained by FRANCHISOR or its Affiliates in Oakville, Ontario, Canada (or such other place as may be designated by FRANCHISOR’s Affiliate), the master copy maintained by FRANCHISOR shall govern.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b)	Franchisee agrees that changes in the Standards may become necessary or desirable from time to time and Franchisee must accept and comply with such modifications, revisions and additions to the Standards and/or Confidential Operating Manual as FRANCHISOR in its sole discretion believes to be necessary or desirable on the condition that such modifications, revisions and additions are communicated to the Franchisee.

(c)	The Standards and any changes to them made from time to time and communicated to Franchisee shall be and shall be deemed to be part of this Agreement.

5.2	Building and Premises.

(a)	Exclusive Use. The Locations shall be used exclusively during the applicable Term for the purpose of operating Tim Hortons Restaurants in accordance with this Agreement and the Standards.

(b)	Construction. The Franchised Restaurants shall be constructed and improved in the manner authorized and approved by FRANCHISOR, and shall not thereafter be altered unless in accordance with the Standards. The Franchised Restaurants shall be decorated, furnished, and equipped with equipment, signage, furnishings, and fixtures which meet FRANCHISOR's specifications and the Current Image applicable at the time each Franchised Restaurant is constructed or improved.

(c)	Maintenance and Repairs. Franchisee shall, at its own expense, continuously throughout the applicable Term, maintain (whether by repairs or replacement) the Locations and each Franchised Restaurant in good condition and repair in accordance with FRANCHISOR’s then current Standards relating to the repair, maintenance, condition and appearance of Tim Hortons Restaurants. Without limiting the foregoing, Franchisee shall make all repairs, improvements and alterations as may be reasonably determined by FRANCHISOR to be necessary to maintain the Current Image which Franchisee was last required to meet. Franchisee shall substantially comply with FRANCHISOR's requirements in this regard within such time as FRANCHISOR reasonably requires.

(d)	Current Image. In addition to and without limiting any other obligations specified in this Agreement, during the year that is halfway between the Opening Date and the expiration date of the Term of the Franchised Restaurant (e.g., in the 10th year of a 20-year term or in the 5th year of a 10-year term), Franchisee shall remodel, renovate, replace, upgrade, improve and modernize the Franchised Restaurant including, without limitation, all improvements at the Location, and all furnishings, fixtures, equipment, signage and décor, to conform with the Current Image in effect as of the beginning of such year, including any necessary structural work, in accordance with the Remodel Requirements and FRANCHISOR’s Standards, and pursuant to plans and specifications approved in advance by FRANCHISOR.

5.3	Signage.

Franchisee must: (a) display the Tim Hortons Marks only in the form, manner, locations and positions authorized by FRANCHISOR; (b) maintain and display at the Locations signage conforming to the Current Image and current specifications that are manufactured from Approved Suppliers; (c) not place additional signage or posters anywhere at the Locations without the prior written consent of FRANCHISOR, such consent not to be unreasonably withheld; and (d) immediately discontinue the use of and destroy unapproved, obsolete or unsuitable signage. Such signs are fundamental to the Tim Hortons System and Franchisee hereby grants to FRANCHISOR the right to enter the Locations during normal business hours and the Franchised Restaurants to remove and destroy unapproved or obsolete signs at Franchisee’s expense in the event that Franchisee has failed to do so within thirty (30) days after the written request of FRANCHISOR.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

5.4	Equipment.

Franchisee shall: (a) purchase, install and use only equipment and equipment layouts in accordance with the requirements set forth in the Standards; (b) maintain all equipment in a condition that substantially complies with the operational standards specified in the Standards; (c) remove and replace equipment which becomes obsolete or inoperable with equipment approved for installation in new Tim Hortons Restaurants at the time of the replacement; and (d) install within such time as FRANCHISOR may reasonably specify in the Standards, such additional, new or substitute equipment as FRANCHISOR determines is needed in any part of the Location due to a change in menu or method of preparation and service, because of health, safety or regulatory considerations, or other business reasons. FRANCHISOR has the right, but not the obligation, to establish requirements and criteria for POS Systems and communications equipment and systems to be used by Franchisee. Prior to mandating the use of a new piece of equipment, FRANCHISOR or its Affiliate will use reasonable efforts to field test the proposed new equipment. Franchisee acknowledges that the obligations in this clause 5.4 are in addition to its obligations under clause 5.2.

5.5	Vending Machines, ATMs, etc.

Franchisee must not install public telephones, newspaper racks, juke boxes, automatic teller machines, lottery ticket terminals, cigarette, gum, candy or any other type of vending machines, video games, rides or any other type of machines normally found in amusement arcades, televisions, consumer computers or internet appliances, fireplaces or any other types of machines or equipment at any Location without the prior approval of FRANCHISOR, but must install such machines or equipment at the Location as soon as practicable upon request from FRANCHISOR. In the event any such items are installed at a Franchised Restaurant, then all sums received by Franchisee in connection with these items shall be included within Gross Sales and Franchisee shall comply with any conditions and mandatory standards, specification and provisions as to the use of such items.

5.6	Conduct of Business.

Franchisee shall: (a) use its reasonable efforts to promote and maximize the sale of Approved Products at the Franchised Restaurants and to this end shall, in its reasonable discretion, employ adequate personnel and maintain sufficient supplies of Approved Products, including food and packaging products and merchandise and promotional products; (b) conduct its business at the Franchised Restaurants in a manner which protects and enhances the reputation and goodwill of the Tim Hortons System; and (c) adhere to high standards of integrity and ethical conduct in dealings with customers, suppliers, distributors, public officials, all other persons who conduct business with Franchisee, and FRANCHISOR and its Affiliates.

Franchisee shall in all material respects abide by all applicable Laws, including, without limitation, those regarding consumer protection. Franchisee shall use its reasonable efforts to appropriately deal with consumers’ complaints. Where consumers’ legitimate interests are impaired by Franchisee, Franchisee shall take responsive measures in a timely fashion, as are reasonably appropriate.

5.7	Payments to Suppliers and Others.

Franchisee shall use its reasonable efforts to fulfill in a timely and responsible manner all material financial obligations relating to the Franchised Restaurants. Such material financial obligations include, but are not limited to, (a) payment of supplier and distributor invoices for the purchase of goods and services used in connection with the Franchised Restaurants; (b) monthly rent and other charges due to lessors of the Locations; and (c) debt service and other payments to Franchisee’s lenders. All such payments are Franchisee’s sole responsibility and under no circumstance shall FRANCHISOR have any duty or obligation to pay any such financial obligations of Franchisee.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

5.8	Menu, Service and Hygiene.

(a)	Any changes to the Standards shall be made by FRANCHISOR, in its sole discretion.

(b)	Franchisee must sell all menu items, merchandise and promotional products, and other products, materials or services specified in the Confidential Operating Manual or as otherwise specified by FRANCHISOR in accordance with the Standards. Franchisee must not serve, sell or offer for sale any items which are not Approved Products.

(c)	Franchisee shall adhere to all specifications contained in the Confidential Operating Manual or as otherwise prescribed in writing by FRANCHISOR from time to time as to ingredients, product groupings, storage, and handling, method of preparation and service, weight and dimensions of products served, and standards of cleanliness, health, and sanitation in accordance with the Standards.

(d)	Franchisee shall only sell and serve food, beverages, and other items in packaging and other paper products that meet FRANCHISOR's specifications in accordance with the Standards.

(e)	FRANCHISOR may at any time, by written notice to Franchisee, add a product or ingredient to, or remove any product or ingredient from, menu items or other Approved Products. If FRANCHISOR makes any such changes, Franchisee shall change the menu within the period specified by FRANCHISOR in such notice.

(f)	FRANCHISOR may at any time, by written notice to Franchisee, change the menu by introducing new menu items or new Approved Products, change the recipes for Approved Products, removing existing menu items or other Approved Products that Franchisee must prepare at the Franchised Restaurants, or change the types, brands or mix of pre-manufactured products that may be utilized with menu items or other Approved Products. If FRANCHISOR makes any such changes, FRANCHISOR will provide reasonable advance notice to Franchisee and Franchisee shall change the menu within the period specified by FRANCHISOR in such notice.

(g)	FRANCHISOR may at any time require Franchisee to cease using any ingredients or withdraw from supply in any of the Franchised Restaurants, any Approved Product or any other food, beverage, product or service, which in FRANCHISOR’s sole discretion: (i) does not conform or no longer conforms with the Standards for food, beverages, products or services to be supplied in accordance with the Tim Hortons System; (ii) does not conform or no longer conforms with the range or type of food, beverages, products or services to be supplied in accordance with the Tim Hortons System; or (iii) is, or may be, a health or safety risk or may adversely impact the Tim Hortons System. Franchisee must, in the event of (i) or (ii) above, timely cease using any ingredients or withdraw any food, beverages or products from sale or supply when required to do, and in the event of (iii) above, promptly cease using any ingredients or withdraw any food, beverages or products from sale or supply when required to do so by FRANCHISOR.

(h)	Franchisee shall sell the Approved Products only at retail to consumers at the Franchised Restaurants and shall not sell such items for redistribution or resale.

(i)	Franchisee shall, upon request of FRANCHISOR and as soon as practicable, provide FRANCHISOR with copies of all health inspection reports or violations issued by Authorities.

5.9	Sources of Supply.

Only goods and services that meet FRANCHISOR’s then current Standards and are purchased from Approved Suppliers shall be used in the development, improvement or operation of the Franchised Restaurants. Such goods include the Approved Products, Coffee Products and Proprietary Products, including, without limitation, food and supplies, packaging and paper products, furnishings, fixtures, signage, equipment, uniforms and premiums. The decision to approve or disapprove proposed suppliers or distributors shall be made by FRANCHISOR in its sole discretion. FRANCHISOR may consider any factors it deems relevant in establishing specifications and standards and in approving suppliers and/or distributors and is not obligated to approve multiple suppliers and/or distributors of any good or service.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

5.10	Hours of Operation.

Each Franchised Restaurant shall be open for business daily for such hours and days as FRANCHISOR may from time to time specify in the Confidential Operating Manual or otherwise, unless and to the extent otherwise prohibited by applicable Law.

5.11	Uniforms.

All employees in each Franchised Restaurant shall wear uniforms approved by FRANCHISOR that meet the design, color and specification from time to time prescribed by FRANCHISOR in its sole discretion.

5.12	Advertising and Promotional Materials.

Franchisee shall not use, publish, display, sell or distribute any advertising or promotional material or slogans, or material on which any Tim Hortons Marks appear, without the prior approval of FRANCHISOR. Franchisee shall comply with the advertising approval process set forth in clause 11 of the A&R MDA. All material on which Tim Hortons Marks are used shall bear such notice of registration or license legend as FRANCHISOR may specify. Franchisee shall adhere to all applicable Laws relating to advertising, including the payment of any publicity fees levied by any Authority, and must comply with all advertising, promotional and public relations standards, guidelines and policies established by FRANCHISOR from time to time. Franchisee shall, promptly upon receipt of written notice from FRANCHISOR, remove or discontinue the use, publication, display, sale and distribution of any advertising or promotional material, slogans, and any material on which the Tim Hortons Marks appear, which FRANCHISOR has not approved.

Franchisee hereby irrevocably agrees that it shall, at FRANCHISOR’s written request, assign to FRANCHISOR any interest, property and rights it may have to any advertising and promotional materials developed by Franchisee, whether or not such materials are specifically approved for use by FRANCHISOR in the Territory, and Franchisee further agrees that FRANCHISOR may, in its sole discretion, use or approve other franchisees in other territories to use such advertising and promotional materials developed by Franchisee in any such territories.

5.13	Compliance with Laws.

Franchisee shall comply with and at all times conduct its business substantially in accordance with all requirements of the Law, any competent Authority, the Confidential Operating Manual and the Standards. In the event of conflicting standards, Franchisee shall comply with the strictest standard. Franchisee will as soon as practicable notify FRANCHISOR, and provide any details reasonably requested by FRANCHISOR, of any legal action taken, or circumstances which could in the opinion of Franchisee reasonably lead to legal action being taken against Franchisee, FRANCHISOR or its Affiliates, including by a customer or any regulatory Authority, and of any likely adverse publicity in relation to Franchisee or the Franchised Restaurants.

5.14	Participation in Inspection/Evaluation/Rating Programs.

Except as set forth in clause 17.2 of the A&R MDA, Franchisee shall participate, at its cost, in all standard inspection, evaluation and rating programs, including self-audits, product, equipment, facility, crew or service evaluation programs and customer satisfaction programs as required by FRANCHISOR from time to time and any other similar or replacement programs as may be implemented by FRANCHISOR during the applicable Term. Franchisee understands and agrees that FRANCHISOR may receive a copy of a report or summary showing the findings of the inspection, evaluation or rating program. FRANCHISOR may charge Franchisee or require Franchisee to pay a third party vendor for reasonable costs related to inspections, evaluations or ratings of optional equipment installed at the Franchised Restaurants.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

5.15	Right of Entry; Inspection.

FRANCHISOR or any employee, agent or designee of FRANCHISOR shall have the unrestricted right to enter the Franchised Restaurants to conduct such inspections and other activities as it deems necessary to ascertain or ensure compliance with this Agreement, including without limitation to conduct interviews with Franchisee's employees. Franchisee hereby irrevocably consents to such interviews, and agrees to cooperate in full with any such inspections, interviews or other activities. The inspections and other activities may be conducted without prior notice at any time determined by FRANCHISOR, subject to the requirement that FRANCHISOR will use commercially reasonable efforts to ensure the inspections and other activities will not disrupt the normal business operations of the Franchised Restaurants.

5.16	Interference with Employment Relations of Others.

FRANCHISOR and Franchisee must not employ or seek to employ any person who at the time is employed by the other party, any of the other party’s Affiliates, or another franchisee of FRANCHISOR or its Affiliates or otherwise directly or indirectly, entice or induce such person to leave such employment. This obligation shall not be breached if the person that Franchisee or FRANCHISOR employs or seeks to employ has not been employed by the other party, the other party’s Affiliate, or by another franchisee for a period of more than three (3) months or if the party has obtained the prior written consent of such person’s employer or if such person responds to a general public advertisement.

5.17	Polling and POS.

Franchisee must, at its sole cost and expense: (a) at all times operate at the Franchised Restaurants the POS Systems; (b) upgrade or replace in whole or in part any POS Systems as FRANCHISOR may reasonably deem necessary or desirable in the interest of proper administration of Tim Hortons Restaurants throughout the Tim Hortons System, within such reasonable time as may be specified by FRANCHISOR; (c) use the approved POS Systems at all times to record and process such information as FRANCHISOR may from time to time require, including Polling Information and information regarding any other business carried on in or from any Tim Hortons Restaurant with the consent of FRANCHISOR, keep such information available for access by FRANCHISOR on the POS System, for such minimum period as FRANCHISOR may require, and maintain and provide to FRANCHISOR such information in the format, and using such data exchange standards and protocols, as FRANCHISOR may require; (d) effect the Polling operation at such time or times as may be required by FRANCHISOR, but FRANCHISOR may itself initiate Polling whenever it deems appropriate; (e) permit FRANCHISOR or its agents to Poll any information contained in the POS System at any time including without limitation, daily sales, sales per visit and products and combination of products sold, otherwise known as product mix data or “PMIX”; (f) permit FRANCHISOR or its agents to obtain all of the information referenced in this clause 5.17 that may be in the possession of any third party vendor from whom Franchisee obtained an approved POS System; (g) if required by FRANCHISOR, download the information into machine readable information compatible with the system operated by FRANCHISOR or its agents and to deliver that information to FRANCHISOR by such method and within such timeframes as FRANCHISOR reasonably requires. FRANCHISOR may at any time prescribe a POS System for use in the Territory so long as (i) such POS System is at least equivalent in functionality to the POS System currently in use in the Territory and (ii) the cost of such POS System is equivalent to or less than comparable POS Systems available in the Territory from third parties.

5.18	Websites.

FRANCHISOR shall have the right to approve the vendor that Franchisee engages to develop any website, applications or other digital assets for use in the Territory. Such approval shall not be unreasonably withheld. In addition, upon written notice to Franchisee, FRANCHISOR may require Franchisee to purchase websites, applications or other digital assets from FRANCHISOR, an Affiliate of FRANCHISOR or a vendor approved by FRANCHISOR.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

6.	Services Available to Franchisee

The content of and manner by which the following services are to be delivered by FRANCHISOR shall be within FRANCHISOR’s sole discretion. FRANCHISOR will consult with Franchisee from time to time in connection with the operation of the Franchised Restaurants and shall provide to Franchisee:

(a)	A pre-opening training program conducted at training facilities and/or Tim Hortons Restaurants at such location(s) as determined by FRANCHISOR.

(b)	Pre-opening and opening assistance at each Franchised Restaurant for such period of time as FRANCHISOR, in its discretion, deems appropriate under the circumstances. FRANCHISOR may, in its reasonable discretion, consider the following factors: the experience of the operator, the type of facility being operated, whether the assistance is for a new opening or the reopening after a transfer of ownership of an already operating Tim Hortons Restaurant, the prior Tim Hortons System experience of Franchisee’s management, the projected volume of the Tim Hortons Restaurant as estimated by Franchisee, and any other factors that FRANCHISOR deems appropriate for consideration.

(c)	A copy of the Confidential Operating Manual, on loan to Franchisee for each Franchised Location, until the last day of the applicable Term (as it may be renewed in accordance with this Agreement and the applicable Unit Addendum. The loaned copies of the Confidential Operating Manual, the other Standards which set out additional specifications, standards and operating procedures furnished by FRANCHISOR will be written in English. FRANCHISOR will provide Franchisee with any translations into Chinese that FRANCHISOR may have prepared with respect to the Confidential Operating Manual and authorizes Franchisee to translate the Confidential Operating Manual and the other Standards into Chinese at its sole cost and expense for use in connection with the Franchised Restaurants; provided, however, that Franchisee shall not use such translation without first obtaining FRANCHISOR’s prior written consent, such consent not to be unreasonably withheld. Any copyright or other proprietary rights in the translated version of the Confidential Operating Manual and the other Standards (including all copies of such version) shall be the exclusive property of FRANCHISOR. All documents to be provided herein may be provided by FRANCHISOR in electronic form, and Franchisee shall print copies of such documents at its own cost.

(d)	Such marketing and advertising research data and advice as may be developed from time to time by FRANCHISOR and deemed by it to be helpful in the operation of a Tim Hortons Restaurant.

(e)	Communication of new developments, techniques and improvements in food preparation, equipment, food products, packaging, service and restaurant management which are relevant to the operation of a Tim Hortons Restaurant.

(f)	Such other ongoing information as FRANCHISOR considers necessary to continue to communicate and advise Franchisee as to the Tim Hortons System, including the operation of the Franchised Restaurants.

The foregoing sections (a) and (b) of this clause 6 shall not apply if the Development Rights are in effect.

7.	Training

7.1	A Franchised Restaurant shall not open unless the Operations Director, Restaurant Manager and such other members of Franchisee's staff charged with the responsibility for the day-to-day operation of such Franchised Restaurant as FRANCHISOR may determine, have successfully completed FRANCHISOR's pre-opening training program at such location(s) as determined by FRANCHISOR.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

7.2	Any new Operations Director, any new Restaurant Manager and any other new member of Franchisee’s staff as FRANCHISOR may determine must successfully complete the training program referred to in clause 7.1 before assuming their position.

7.3	The Operations Director and such other members of Franchisee's staff as FRANCHISOR may reasonably determine shall undertake and complete continuing training programs from time to time as directed by FRANCHISOR in order to implement FRANCHISOR’s current operational standards. Such training programs shall be at times and locations specified by FRANCHISOR on reasonable advance notice to Franchisee.

7.4	Franchisee shall be responsible for the cost of FRANCHISOR providing any ongoing training programs requested by Franchisee or required by FRANCHISOR to be undertaken by Franchisee, the Operations Director, the Restaurant Manager or any of Franchisee’s employees (including the cost of training any new or replacement Operations Director, Restaurant Manager or any new employees of Franchisee). Franchisee shall also be responsible for the cost of all FRANCHISOR training materials such as workbooks, online and electronic content, all travel and living expenses relating to Franchisee, all compensation of and workers compensation insurance for Franchisee's employees while enrolled in the training program, any other personal expenses incurred and materials provided to such employee, and training facility charges and training staff charges, if any.

7.5	Franchisee must, at its cost, implement a training program for each Franchised Restaurant’s employees in accordance with training standards and procedures prescribed by FRANCHISOR.

7.6	Franchisee must use its reasonable efforts to staff the Franchised Restaurants at all times during the applicable Term with a sufficient number of trained employees including the minimum number of managers required by FRANCHISOR who have completed FRANCHISOR's training program at an accredited location to ensure that FRANCHISOR’s Standards are met.

7.7	This clause 7 shall not apply while the Development Rights are in effect. Until the occurrence of an MDA Termination Event, Franchisee shall provide training for its employees pursuant to the A&R MDA. Thereafter, at FRANCHISOR’S request, Franchisee shall continue to provide training for its employees under this clause 7.

8.	Royalty, Advertising Contribution and Other Payments

The Royalty and Advertising Contribution with respect to each Franchised Restaurant are due and payable at the times and places, in the manner, and with the frequency and due dates specified herein. Unless otherwise specified by FRANCHISOR, the Royalty and Advertising Contribution shall be due and payable in accordance with clauses 8.1 and 8.2, respectively.

8.1	Royalty.

In further consideration of the grant in clause 2.1, Franchisee shall pay the Royalty with respect to each of the Franchised Restaurants to FRANCHISOR, or its designee, by no later than the 10th day of each month for the entire Term of the relevant Unit Addendum (and any renewal term, if applicable) based on Gross Sales of the Franchised Restaurant for the preceding month. The Royalty shall be paid to FRANCHISOR at the times and places and in the manner prescribed by FRANCHISOR from time to time.

8.2	Advertising Contribution.

(a)	By no later than the 10th day of each month, Franchisee will pay the Advertising Contribution to FRANCHISOR or its designee with respect to each of its Franchised Restaurants based upon Franchisee’s Gross Sales of the Franchised Restaurant for the preceding month. All Advertising Contributions will, upon payment, be the property of FRANCHISOR and may be used at its discretion for the purposes set forth in this Agreement. FRANCHISOR shall not be subject to any fiduciary or other implied duties, and no express or implied trust shall be created, in respect of any Advertising Contributions.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b)	All Advertising Contributions paid by Franchisee under this Agreement, less direct Administrative Expenses and any applicable taxes, will, if applicable, be combined with the advertising contributions of other franchisees in the Territory in an Advertising Fund and used for (i) conducting customer satisfaction surveys and market research expenditures directly related to the development and evaluation of the effectiveness of advertising and sales promotions; (ii) creative, production, clearance and other costs incurred in connection with the development of advertising, sales promotions and public relations, and (iii) various methods of delivering the advertising or promotional message, including, without limitation, television, radio, outdoor, print, electronic and digital media. All expenditures from the Advertising Fund shall be made by FRANCHISOR in its sole discretion for the benefit of Tim Hortons Restaurants in the Territory. The allocation of the Advertising Contribution among international (solely to fund FRANCHISOR Global Initiatives as set forth in clause (e) below), national, regional and local expenditures shall also be made by FRANCHISOR in its sole discretion and can be modified by FRANCHISOR from time to time in its sole discretion.

(c)	Franchisee acknowledges and agrees that FRANCHISOR is not required to spend the total contributions to the Advertising Fund in the fiscal year of FRANCHISOR in which such contributions are received, and FRANCHISOR may accumulate such reserves as it deems appropriate. Franchisee further acknowledges and agrees that FRANCHISOR is not required to spend any specific proportion of the Advertising Fund in any particular location or in respect of any particular Tim Hortons Restaurant provided that such expenditures do not disfavour any particular Franchised Restaurant. Franchisee acknowledges that it is not entitled to a refund of any monies held in the Advertising Fund upon expiration or termination of this Agreement.

(d)	All Administrative Expenses shall be paid from the Advertising Fund in accordance with the Global Marketing Policy and clause 11.2.3 of the A&R MDA. If requested by Franchisee, FRANCHISOR will, within 120 days following such request, prepare and deliver to Franchisee a statement of the Advertising Fund’s receipts and expenses for the most recent fiscal year of the Advertising Fund.

(e)	FRANCHISOR may, in its sole discretion, permit Franchisee to self-administer the Advertising Fund made up of all advertising contributions payable to FRANCHISOR in respect of the Tim Hortons Restaurants operated by Franchisee. In such event, subparagraph (b) of this clause 8.2 will continue to apply, but subparagraphs (a), (c), and (d) of this clause 8.2 will not apply. Notwithstanding the foregoing, FRANCHISOR may withdraw this permission at any time in its sole discretion upon prior written notice to Franchisee, in which case Franchisee will no longer have the right to self-administer the Advertising Fund commencing on the first day of FRANCHISOR’s next succeeding fiscal quarter, and any amounts held by Franchisee in respect of Advertising Contributions for itself and its Affiliates must be promptly remitted to FRANCHISOR. Franchisee must at all times comply with FRANCHISOR’s policies on self-administered advertising funds as provided to Franchisee and updated from time to time.

(f)	Franchisee shall at all times comply with the requirement to pay, by the fifteenth (15th) day of each month based on Gross Sales for the previous month, to FRANCHISOR from the Advertising Fund an amount equal to 2% of the total amount of the monthly Advertising Contributions of all of the Franchised Restaurants to fund the FRANCHISOR Global Initiatives (the “Global Ad Fund Payment”). The Global Ad Fund Payment requirement shall apply to Franchisee regardless of whether FRANCHISOR or Franchisee administers the Advertising Fund. For the avoidance of doubt, if Franchisee ceases to self-administer the Advertising Fund pursuant to the provisions of this Agreement, payment in full of the Advertising Contributions set out in this Agreement shall be deemed to include the Global Ad Fund Payment.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(g)	Notwithstanding anything to the contrary in this Agreement, until the occurrence of an MDA Termination Event or until FRANCHISOR has terminated Parent’s right to manage the Advertising Fund in accordance with clause 11.7 of the A&R MDA: (a) Parent (or Shanghai Franchisee) will manage the Advertising Fund as provided in clause 11 of the A&R MDA; (b) the Advertising Contributions paid with respect to the Franchised Restaurants shall be aggregated with all advertising contributions paid by other franchisees in the Territory into a single fund and managed in accordance with clause 11 of the A&R MDA; and (c) the rights of FRANCHISOR set forth in clause 8.2 (other than the right to receive the Global Ad Fund Payment) shall be deemed to be rights of Parent (or, if applicable, Shanghai Franchisee) consistent with clause 11 of the A&R MDA. Accordingly, until such termination has occurred: (i) all references in clauses 8.2(a), (b), (c), and (d) to FRANCHISOR shall for this purpose and during such period mean Parent (or, if applicable, Shanghai Franchisee); (ii) except for the Global Ad Fund Payment, there shall be no obligation to pay the Advertising Contribution to FRANCHISOR or its designee as provided in clause 8.2(a); and (iii) FRANCHISOR shall not administer or spend monies from the Advertising Fund, nor be obliged to provide a statement of the Advertising Fund’s expenses and receipts to Franchisee.

8.3	No Set Off; Method of Payment.

The Royalty and the Advertising Contribution must be paid in full free of any deductions or set-off whatsoever (except withholding income taxes if required to be withheld from the relevant payment by the Laws of the Territory) and by such method (including direct debit in accordance with clause 8.5) as FRANCHISOR or its designee may from time to time stipulate. If required by FRANCHISOR, Franchisee must submit to FRANCHISOR or its designee a recipient-created tax invoice or a remittance statement in a form prescribed by FRANCHISOR at the same time as the payment is made.

8.4	Interest.

Franchisee shall pay to FRANCHISOR interest on any sum overdue under this Agreement, in the currency in which the overdue sum is required to be paid, calculated on a daily basis from the due date until payment in full at the rate of ten percent (10%) per annum. Entitlement to such interest shall be in addition to any other remedies FRANCHISOR may have. It is acknowledged that the late payment interest payable pursuant to this clause 8.4 is not a penalty but the parties’ reasonable pre-estimate of the loss incurred by FRANCHISOR as a result of late payments of amounts due to it under this Agreement.

8.5	Direct Debit Method of Payment.

FRANCHISOR may, at its option, and provided the same is permissible under the applicable Law of the Territory, require payment of the Royalty and/or Advertising Contribution and any other amount payable under this Agreement by such methods or methods as may best align or accord with FRANCHISOR’s global payment policy standards in effect from time to time, including, without limitation, by international wire transfer, electronic funds transfer, ACH credit transfer, international drawdown and/or by direct weekly or monthly withdrawals in the form of an electronic, wire, automated transfer or other similar electronic funds transfer in the appropriate amount(s) from Franchisee’s bank or other financial institution account. If FRANCHISOR exercises the latter option to automatically pull funds from Franchisee’s bank account, Franchisee will: (a) execute and deliver to its financial institution and to FRANCHISOR those documents necessary to authorize such withdrawals and to make payment or deposit as directed by FRANCHISOR; (b) not thereafter terminate such authorization so long as any payments are owed to FRANCHISOR hereunder or any other agreement with FRANCHISOR, whether this Agreement is in effect or this Agreement has expired or been terminated or any other such agreement is in effect or has expired or been terminated, without the prior approval of FRANCHISOR; (c) not close such account without prior notice to FRANCHISOR and the establishment of a substitute account permitting such withdrawals; and (d) take all reasonable and necessary steps to establish an account at a financial institution which has a direct electronic funds transfer or other withdrawal program if such a program is not available at Franchisee’s financial institution.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

8.6	Franchisee Must Not Withhold Payment.

Franchisee shall not, unless required by Law, for any reason withhold or offset payment of any amount due to FRANCHISOR under this Agreement (including pursuant to clause 8.1 and 8.2 hereof). This applies even if Franchisee alleges that FRANCHISOR has not performed or is not performing an obligation imposed upon it under this Agreement or any other agreement with FRANCHISOR. FRANCHISOR may accept any partial payment without prejudice to its right to recover the balance due or pursue any other remedy.

8.7	Application of Payments.

FRANCHISOR, in its sole discretion, may apply any payment received from Franchisee or from any other Person on behalf of Franchisee against any past due indebtedness of Franchisee as FRANCHISOR may see fit, notwithstanding any contrary instruction or designation given by Franchisee or any other Person as to the application or imputation of any such payment.

8.8	Currency.

(a)	All payments to FRANCHISOR required under this Agreement shall be made in US$ (the “Required Currency”) into such bank account in Switzerland, or such other place as FRANCHISOR shall designate (the “Required Country”). Such payment shall be made by such method as FRANCHISOR may from time to time stipulate. Each conversion from the local currency of each country in the Territory (“Local Currency”) to the Required Currency shall be made at the Conversion Rate for the purchase of the Required Currency as of the last bank trading day of the month on which the payment is based, or in the case of the Franchise Fee and Renewal Fee, as of the close of business on the last bank trading day preceding the invoice date for the respective Franchise Fee or Renewal Fee. At Franchisee’s request, FRANCHISOR will provide Franchisee with confirmation of the applicable Conversion Rate.

(b)	As and when any consent is required under any applicable Law for the remittance of Royalties and other payments to FRANCHISOR or to an Affiliate of FRANCHISOR nominated by FRANCHISOR, Franchisee will at its own expense make all necessary and appropriate applications to such Authorities as may be necessary or desirable to facilitate the transmittal and payment of sums due under this Agreement in accordance with the timeframes set forth herein. To the extent such application to the Authorities is denied or the convertibility of each Local Currency to the Required Currency is insufficient to make any of the required payments to FRANCHISOR pursuant to this Agreement, Franchisee undertakes and agrees to pay such monies in the Required Currency from its or its subsidiaries’ global assets.

(c)	In the event that Franchisee shall at any time be prohibited from making any payment in US$ outside of the Territory, Franchisee shall immediately notify FRANCHISOR of this fact and such payment shall thereupon be made to such place and in such currency as may be selected by FRANCHISOR and acceptable to the appropriate Authorities, all in accordance with remittance instructions furnished by FRANCHISOR. The acceptance by FRANCHISOR of any payment in a currency other than that of the Required Currency or in a territory other than the Required Country or a destination as specified by FRANCHISOR does not release Franchisee from its obligation to make future payments in the Required Currency to the Required Country or a destination as specified by FRANCHISOR.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(d)	If at any time there exists an exchange control, governmental regulation or any Law which prohibits the payment to FRANCHISOR of the amounts due to FRANCHISOR under this Agreement, the A&R MDA and/or any Unit Addendum in the Required Currency and the Required Country (“Payment Restriction”), FRANCHISOR and Franchisee shall follow the procedures set forth in clause 22.4 of the A&R MDA. Notwithstanding anything to the contrary in clause 22.4 of the A&R MDA, FRANCHISOR may not terminate this Agreement or any Unit Addendum if the Payment Restriction remains in effect for a period of more than three (3) years.

9.	Records; Reporting Obligations and Audits; Release of Information; Polling

9.1	Records.

Franchisee must keep true, accurate and complete records of its business relating to the Franchised Restaurants and retain all such records and reports including sales records and records of all expenditures and amounts received from suppliers and distributors for a period of at least twenty-four (24) months or such longer period as is required by the relevant tax Authorities or applicable Law.

9.2	Report of Gross Sales.

By the 1st day of each month, Franchisee must deliver to FRANCHISOR a report of Gross Sales for the previous month in the form and manner required by FRANCHISOR.

9.3	Sales and Other Reports, Financial Statements and Statement Verifying Sales.

Franchisee must submit to FRANCHISOR, at such times as FRANCHISOR designates, the following by hard copy or electronic format prescribed by or otherwise acceptable to FRANCHISOR:

(a)	(i) daily, weekly and monthly total restaurant sales, ticket count and comparative sales reports; (ii) monthly product volume mix data; and (iii) monthly information obtained from evaluation and rating programs in which Franchisee is required to participate from time to time, including self-audits, product, facility, crew or service evaluation programs and customer satisfaction programs, all of the foregoing for the Franchised Restaurants;

(b)	(i) monthly, quarterly and fiscal year-to-date profit and loss statements prepared as management accounts in accordance with generally accepted accounting principles in the Territory for each Franchised Restaurant and the total operations of Franchisee, including, without limitation, all Tim Hortons Restaurants operated by Franchisee which for the avoidance of doubt includes the main office function and any distribution function and (ii) such other information and records of any kind as FRANCHISOR may reasonably require from time to time, including, without limitation, quarterly balance sheets and income statements and copies of any other documentation provided to the taxing authorities relating to the Franchised Restaurants, as the case may be;

(c)	(i) a full disclosure of all equity owners in Franchisee and any other person with any interest in the Franchised Restaurant, unless the Franchisee is a Public Company; (ii) complete audited annual financial statements prepared in accordance with US GAAP in the Territory and the total operations of Franchisee, including, without limitation, all Tim Hortons Restaurants operated by Franchisee which for the avoidance of doubt includes the main office function and any distribution function; and (iii) a statement verifying total monthly restaurant sales and ticket counts for the previous twelve (12) months for each Franchised Restaurant and separately for all Tim Hortons Restaurants operated by Franchisee, certified by Franchisee’s Comptroller (or the equivalent position);

(d)	copies of tax returns and remittances relating to the Franchised Restaurants; and

(e)	such other information and records of any kind as FRANCHISOR may reasonably require from time to time, including, without limitation, quarterly balance sheets and income statements and copies of any other documentation provided to the taxing Authorities relating to the Franchised Restaurants.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(f)	To the extent that any of the foregoing reports and financial statements are required to be provided to FRANCHISOR or its Affiliates as a shareholder of Franchisee or any Affiliate of Franchisee or pursuant to the A&R MDA, FRANCHISOR shall not require Franchisee to provide such reports or financial statements hereunder, it being the intention of the parties not to require Franchisee to provide duplicative reports and financial statements.

9.4	Inspections and Audits.

(a)	FRANCHISOR or its representatives, at FRANCHISOR's expense, may, at all reasonable times, examine or audit, in whole or in part, written or electronic books, accounts, tax returns and other records and reports relating to Franchisee and/or each Franchised Restaurant, and, for this purpose, Franchisee must produce to FRANCHISOR all such books, accounts, tax returns, records and reports relating to Franchisee and/or each Franchised Restaurant and separately for all Tim Hortons Restaurants operated by Franchisee. In conducting such examinations or audits, FRANCHISOR and its representatives shall exercise commercially reasonable efforts to minimize disruption to the normal operation of the business.

(b)	If a discrepancy is found between the reported Gross Sales and actual Gross Sales for any period, Franchisee shall pay to FRANCHISOR, within ten (10) days of receipt of an invoice, the difference between the amounts paid in respect of Royalties and Advertising Contributions and the Royalties and Advertising Contributions payable under this Agreement had Gross Sales been reported accurately, with interest in accordance with clause 8.4 calculated from the date such amounts were to have been paid had Gross Sales been reported accurately. If it is found that Franchisee has paid Royalties and Advertising Contributions in excess of amounts due, FRANCHISOR will promptly credit Franchisee’s account.

(c)	Where clause 8.2(e) applies, any shortfall in the amount required to be deposited or remitted under clause 8.2(e), due other than to a discrepancy between actual and reported Gross Sales recoverable under clause 9.4(b), shall be recoverable by FRANCHISOR as deemed Royalty and shall bear interest in accordance with clause 8.4 calculated from the end of the month in which the deposit or remittance should have been made, which interest, FRANCHISOR shall, when paid, add to any Advertising Fund to which Franchisee is required to contribute.

9.5	Audit Costs.

Franchisee must, within fifteen (15) days of receipt of a demand from FRANCHISOR, reimburse FRANCHISOR for all costs of the audit including travel, lodging and wages of employed personnel and charges by contractors, if: (a) the discrepancy in any month between reported Gross Sales and actual Gross Sales exceeds 3% of actual Gross Sales; or (b) FRANCHISOR conducted the audit because Franchisee failed to deliver to FRANCHISOR a report of Gross Sales for the relevant month as required under clause 9.2 after being given notice by FRANCHISOR and seven (7) days to cure such failure.

10.	Taxes, Duties and Other Charges

10.1	Franchisee shall pay when due all taxes, charges, duties, government imposts or levies (including any fines or penalties) arising by reason of Franchisee's possession, ownership or operation of the Franchised Restaurants or items loaned to Franchisee by FRANCHISOR or the entering into of this Agreement including, without limitation, any stamp taxes, sales, use, value added, goods and services or other tax (other than any tax that is measured by or related to the net income of FRANCHISOR). In the event of any bona fide dispute as to the liability for a tax assessed against it, Franchisee may contest the validity or the amount of the tax in accordance with the procedures of the taxing Authority; provided, however, that Franchisee shall not permit a tax sale or seizure against the Franchised Restaurants, Locations or equipment used in the Franchised Restaurants.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

10.2	All payments made under this Agreement shall be made in full, free of any deduction or set off whatsoever, except withholding income taxes as required by the Law of the Territory with respect of which the provisions of clause 10.3 shall apply.

10.3	It is understood and agreed by the Parties that Franchisee will be responsible for complying with any VAT obligation or any sales and use tax, goods and services tax, ad valorem tax, excise tax, duty, levy or other governmental charges and other obligations of the same or of a similar nature to any of the foregoing (together, “Indirect Tax”) in respect of any payment made by Franchisee to FRANCHISOR pursuant to this Agreement, the A&R MDA, any Unit Addendum or the Transaction Agreements, and any and all other tax liabilities arising out of this Agreement will be the responsibility of the Party owing such taxes. Notwithstanding the foregoing or anything else herein, the parties have agreed that, in the event Indirect Tax applies in the Territory (or a sub-territory of the Territory), Franchisee will bear the economic burden of such Indirect Tax either through payment of the Indirect Tax to THRI or if Master Franchisee is required by Law to deduct and pay the applicable Indirect Tax to the relevant Tax Authority, Master Franchisee will gross up the payments by the applicable Indirect Tax and remit payment of the applicable Indirect Tax amount to the relevant Tax Authority, without any deduction from fees payable under this Agreement.

10.4	If applicable Law in the Territory requires the withholding or deduction of any withholding income tax amount in connection with any payment made to FRANCHISOR by Franchisee hereunder, Franchisee will withhold from such payments such withholding income taxes as are required by Law and remit payment of all amounts in respect of withholding income tax liability to the applicable taxing Authority in the Territory. Franchisee shall provide FRANCHISOR with corresponding receipts from the relevant taxing Authorities to evidence such payments or amounts withheld, sufficient to enable FRANCHISOR to support a Claim against FRANCHISOR’s Switzerland (or other country’s) income taxes with respect to the taxes withheld and paid by Franchisee. If there is an exemption in the Territory for the application of withholding income taxes to any payments made by Franchisee to FRANCHISOR or its designee, Franchisee will cooperate with FRANCHISOR and make reasonable efforts to assist FRANCHISOR or its designee to become eligible for such exemption, including by applying for the exemption with the applicable taxing Authorities.

10.5	If Franchisee is required to withhold taxes pursuant to clause 10.4 above, and in fact withholds taxes as required by Law, and Franchisee and/or its Affiliates receives a credit or reimbursement from the relevant tax or regulatory Authority in the Territory or other financial benefit resulting in a reduction of the tax to be remitted to the relevant tax or regulatory Authority in the Territory (a “Tax Credit”), Franchisee shall within ten (10) Business Days of the receipt of any Tax Credit, pay to FRANCHISOR the amount of such Tax Credit.

11.	Protection of the Tim Hortons System

11.1	Ownership.

Franchisee acknowledges that ownership of all right, title and interest in and to all elements of the Tim Hortons System, including the Tim Hortons Marks, and the design, décor and image of Tim Hortons Restaurants is and shall remain vested solely in FRANCHISOR or an Affiliate of FRANCHISOR and that Franchisee has and will acquire no proprietary or other rights or Claims in or to any element of the Tim Hortons System or the Tim Hortons Marks other than the license granted by this Agreement. Franchisee disclaims any other right or interest in and to the Tim Hortons System and the Tim Hortons Marks and in the goodwill derived therefrom and will promptly if requested by FRANCHISOR assign free of any charge to FRANCHISOR any right or interest Franchisee may acquire or be deemed to acquire therein. Franchisee acknowledges and agrees that all uses of the Tim Hortons Marks and any element of the Tim Hortons System shall inure to the benefit of FRANCHISOR.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.2	Improvements.

Franchisee shall notify FRANCHISOR of any potential improvements or new features which it identifies as capable of benefiting the Tim Hortons System. Franchisee agrees that all right, title and interest in and to such potential improvements or new features are hereby transferred to, vest in and remain the exclusive property of FRANCHISOR on and from their creation, without payment by FRANCHISOR, and FRANCHISOR and/or its Affiliates may evaluate, modify and introduce any such potential improvements or new features into the Tim Hortons System for the benefit of FRANCHISOR and other franchisees. Franchisee shall do all things and sign all documents necessary to give effect to this clause 11.2. FRANCHISOR shall have no obligation to use the improvements or new features. Franchisee shall not use potential improvements or new features at any of the Franchised Restaurants unless and until first approved by FRANCHISOR.

11.3	Confidential Information.

The term “Confidential Information” as used in this Agreement means all confidential and proprietary information of FRANCHISOR or any of its Affiliates, including without limitation, FRANCHISOR’s or any of its Affiliates’ trade dress, restaurant and packaging design specifications and strategies, brands standards, any information relating to business plans, branding and design, equipment, operations manuals, including the Confidential Operating Manual, and other Standards, specifications and operating procedures, training material, marketing and business information, marketing strategy and marketing programs, plans and methods, food specifications (including recipes, coffee brewing methods and other trade secrets for Proprietary Products), details of suppliers and distributors, and sources of supply and distribution, sales, contractual and financial arrangements of FRANCHISOR and its Affiliates and service providers, log-in information and personal data of all users/fans/followers of Tim Hortons Intellectual Property Rights and the Tim Hortons Systems, and all other information and knowledge relating to the methods of operating and the functional know-how applicable to Tim Hortons Restaurants and the Tim Hortons System and any other system or brand operated by FRANCHISOR or any of its Affiliates revealed by or at the direction of FRANCHISOR or any of its Affiliates to Franchisee or any of its Affiliates.

Franchisee acknowledges the uniqueness of the Tim Hortons System and that FRANCHISOR and/or its Affiliates are making the Confidential Information available to Franchisee for the purpose of operating the Franchised Restaurants. Franchisee agrees that it would be an unfair method of competition for Franchisee to use or duplicate or to allow others to use or duplicate any of the Confidential Information. Franchisee, therefore, must:

(a)	at all times, both during the Agreement Term and following its termination or expiration, maintain the Confidential Information in strict confidence;

(b)	use the Confidential Information only in the operation of the Franchised Restaurants;

(c)	not disclose the Confidential Information to any Person except those officers, employees and professional advisers of Franchisee who have a specific need to have access to it for the operation of the Franchised Restaurants, who have been made aware of the terms on which it has been disclosed to Franchisee, and who agree to maintain its confidentiality. Franchisee is responsible for any unauthorized disclosure of the Confidential Information by Persons to whom Franchisee has disclosed it;

(d)	approve internal documents required for all employees of Franchisee containing the rules pertaining to the use of Confidential Information and impose an obligation not to disclose the Confidential Information in the employment agreements signed with its employees;

(e)	not permit anyone to reproduce, copy or exhibit any portion of the Confidential Operating Manual or any other Confidential Information received from FRANCHISOR;

(f)	if none of this Agreement, the A&R MDA and any Unit Addenda is in effect, return, delete or destroy the Confidential Information received from FRANCHISOR immediately upon receipt of a request from FRANCHISOR to do so;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(g)	at FRANCHISOR’s request, require the General Manager and the Operations Director to execute an agreement similar in substance to this clause in a form acceptable to FRANCHISOR and naming FRANCHISOR as a third party beneficiary with the independent right to enforce such agreement; and

(h)	fulfil all other formalities required under applicable Law in order to ensure the trade secret regime in respect of any information and documents related to the Tim Hortons System.

Franchisee will not disclose the terms and conditions of this Agreement to any Person whatsoever, other than Franchisee’s professional advisors with a need to know such information, without the prior written consent of FRANCHISOR, which consent may be withheld in FRANCHISOR’s reasonable discretion.

11.4	Press Releases.

Franchisee agrees that it shall not, at any time, whether before or after the Original Commencement Date, issue any press release or any other statement, broadcast, podcast, advertisement, circular, newsletter or other forms of information in relation to this Agreement, the A&R MDA or any Unit Addendum or the Tim Hortons business in the Territory to the public unless the contents of such information release have been approved in writing by FRANCHISOR prior to dissemination. Franchisee must submit a request in writing for approval of FRANCHISOR for all public relations material (for example, press releases or information statements) relating to any aspect of the Tim Hortons System, ingredients in menu items, public health issues, nutritional issues, or any other matter which may reasonably be expected to have an adverse impact on the public perception of the brand or reputation of FRANCHISOR before using any such material, and FRANCHISOR shall use commercially reasonable efforts to respond to such request for approval within two (2) Business Days.

11.5	Required Disclosure.

Any disclosure by Franchisee of any Confidential Information required by a valid order issued by an Authority of competent jurisdiction (a "Legal Order") shall be subject to the terms of this clause 11.5. Prior to making any such disclosure, Franchisee shall provide FRANCHISOR with: (a) prompt written notice of such requirement so that FRANCHISOR may seek a protective order or other remedy; and (b) reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure. If, after providing such notice and assistance as required herein, Franchisee remains subject to a Legal Order to disclose any Confidential Information, Franchisee shall disclose no more than that portion of the Confidential Information which, on the advice of Franchisee’s legal counsel, such Legal Order specifically requires Franchisee to disclose and shall use commercially reasonable efforts to obtain assurances from the applicable Authority that such Confidential Information will be afforded confidential treatment.

11.6	No Dilution.

Franchisee must not directly or indirectly, at any time during the Agreement Term or after the expiration of the Agreement Term, do or cause to be done any act or thing disputing, challenging, attacking or in any way diluting or tending to dilute the validity of and FRANCHISOR’s right, title or interest in and to the Tim Hortons System, including the Tim Hortons Marks, and the goodwill associated therewith.

11.7	Infringement.

Franchisee must immediately notify FRANCHISOR of all infringements or imitations of the Tim Hortons System, including the Tim Hortons Marks, which come to Franchisee's attention, or challenges to Franchisee's use of any of the Tim Hortons Marks, and FRANCHISOR may exercise absolute discretion in deciding what action, if any, should be taken. Franchisee must cooperate in the prosecution of any action to prevent the infringement, imitation, illegal use or misuse of the Tim Hortons Marks or the Tim Hortons System and agrees to be named as a party in any such action if so requested by FRANCHISOR. FRANCHISOR will bear the reasonable legal expenses and costs incidental to Franchisee's participation in such action, except for the costs and expenses of Franchisee’s separate legal counsel (if Franchisee elects to be represented by counsel of Franchisee’s own choosing). Franchisee must not institute any legal action or other kind of proceeding based on the Tim Hortons Marks or the Tim Hortons System without the prior approval of FRANCHISOR. Upon becoming aware of any infringement of a Tim Hortons Mark or the Tim Hortons System, FRANCHISOR shall commence proceedings in respect of such infringement. FRANCHISOR shall conduct those proceedings in a timely manner and with reasonable diligence.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.8	Tim Hortons Marks, Registered Users.

FRANCHISOR represents that the marks specified in Schedule C are registered as stated in Schedule C but makes no express or implied warranty with respect to the validity of any of the Tim Hortons Marks except as specifically disclosed in Schedule C. Franchisee accepts that Franchisee may conduct business utilizing some Tim Hortons Marks which have not been registered, that registration may not be granted for the unregistered marks and that some of the Tim Hortons Marks may be subject to use by third parties unauthorized by FRANCHISOR. Franchisee shall, upon request and at no expense to Franchisee, assist FRANCHISOR in perfecting and obtaining registration of any unregistered Tim Hortons Marks.

Whenever requested by FRANCHISOR, Franchisee must enter into one or more agreements authorizing and permitting the use of the Tim Hortons Marks or any of them (“Registered User Agreements”), and Franchisee agrees to comply with all the terms and conditions contained in such Registered User Agreements and to sign and execute any documents and/or do such things to assist FRANCHISOR in making application on Franchisee's behalf for registration of all necessary Registered User Agreements. The provisions of any Registered User Agreements shall be consistent with the provisions of this Agreement. Franchisee shall not attempt to register itself as a user of any of the Tim Hortons Marks except in connection with an application filed by FRANCHISOR. Nothing in any Registered User Agreement shall be construed as giving Franchisee the right to transfer, sub-license or otherwise dispose of Franchisee's right to use the Tim Hortons Marks without FRANCHISOR's prior written consent.

11.9	Franchisee Name.

Franchisee may not, and will procure that its Affiliates will not, include any of the following words/expressions in its name without the prior written consent of FRANCHISOR or its Affiliates: the initials “RBI”, the words “Restaurant Brands International”, “Tim Hortons”, “Tims”, “Timmies” or anything similar to or resembling the same in appearance, sound, or in any other way. Notwithstanding the foregoing, FRANCHISOR hereby consents to the use of the letters “TH” in the name of Franchisee.

11.10	Conduct of Business on the Internet.

Franchisee must not conduct E-Commerce or advertise for business on the Internet without the prior written consent of FRANCHISOR. Notwithstanding the foregoing, while the A&R MDA is in effect, Franchisee may advertise on the internet in accordance with the procedures set forth in clause 11 of the A&R MDA. For the avoidance of doubt, Franchisee may use the Internet to provide notifications regarding the operating hours of a Franchised Restaurant and the status of a Franchised Restaurant as open or closed.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

11.11	Use of the Internet.

Franchisee must: (a) obtain FRANCHISOR’s prior written approval to any email and social media addresses it uses in connection with the Franchised Restaurants and, if necessary, change the addresses at FRANCHISOR’s request; (b) acknowledge at all times that ownership and control of FRANCHISOR’s websites and domain names remain with FRANCHISOR or an Affiliate of FRANCHISOR; (c) not alter or allow to be altered the structure or layout of any of the websites used by FRANCHISOR or any Affiliate of FRANCHISOR under license from FRANCHISOR; (d) not publish the Tim Hortons Marks or any information or material on the Internet or World Wide Web concerning the Confidential Operating Manual, Current Image or any other Confidential Information of FRANCHISOR or its Affiliates without the prior written consent of FRANCHISOR; and (e) not interfere in the use of any of the websites used by FRANCHISOR or any Affiliate under license from FRANCHISOR and comply in all material respects with all policies and procedures regarding websites and use of the Internet, including social media, that FRANCHISOR publishes from time to time.

11.12	Independent Contractor.

For purposes of this Agreement, Franchisee is an independent contractor and under this Agreement is not an agent, partner, joint venturer or employee of FRANCHISOR, and no express or implied fiduciary relationship exists between the parties under this Agreement. Franchisee must not, nor attempt to, bind or obligate FRANCHISOR in any way nor represent that Franchisee has any right to do so. By virtue of this Agreement, FRANCHISOR has and will have no control over the terms and conditions of employment of Franchisee's employees.

11.13	Public Notice of Independence.

Notwithstanding that FRANCHISOR or any Affiliate of FRANCHISOR is a shareholder of Franchisee or an Affiliate of Franchisee, in all public records and in Franchisee's relationship with other persons, on stationery, business forms and checks, Franchisee must indicate the independent ownership of the Franchised Restaurants and that Franchisee is a franchisee of FRANCHISOR. Franchisee must exhibit at the Franchised Restaurants in such places as may be designated by FRANCHISOR, a notification that the Franchised Restaurants are operated by an independent operator under license from FRANCHISOR. FRANCHISOR may prescribe the form of the indication and notification required by this clause 11.13.

11.14	Registration of Agreement.

If local Law requires the registration or recordation of this Agreement with any local government agency, administrative board or banking agency, Franchisee must give prior notice of such registration or recordation to FRANCHISOR. Franchisee shall effectuate such registration(s) or recordation(s) at its sole cost and expense in strict compliance with local laws as soon as possible.

12.	Insurance; Indemnity

12.1	Insurance Required.

Prior to the Opening Date of each Franchised Restaurant, Franchisee must procure and maintain in full force and effect during the Agreement Term insurance policies meeting the requirements set forth in 20.9 of the A&R MDA with respect to such Location. Upon the occurrence of an MDA Termination Event, Franchisee must procure and maintain in full force and effect during the balance of the Agreement Term insurance policies meeting the requirements set forth in Schedule D hereto with respect to such Location.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

12.2	Policy Requirements

Each policy required under clause 12.1 must, subject to Schedule D: (a) name FRANCHISOR and its Affiliates as additional insureds or its equivalent, (b) be written by an insurance company or companies reasonably as specified by FRANCHISOR from time to time in the Confidential Operating Manual and on terms and conditions that are acceptable to FRANCHISOR (including the amount of the deductible under each insurance policy), (c) include such coverages, policy limits and endorsements as may be reasonably specified from time to time by FRANCHISOR in the Confidential Operating Manual or otherwise in writing, (d) provide that the insurers shall not have rights of subrogation or recourse against any additional insured or its equivalent, (e) provide that the policy cannot be cancelled without thirty (30) days’ prior written notice to FRANCHISOR, (f) insure the contractual liability of Franchisee under clause 12.5, and (g) include a cross liability provision enabling one insured person to Claim against the insurer even if the party making the Claim against that party is itself insured under that policy. Notwithstanding the foregoing, FRANCHISOR agrees that, so long as the A&R MDA remains in effect, (i) the insurance coverages described in the A&R MDA; and (ii) the deductible and policy limits set forth in clause 20.9 of the A&R MDA, are acceptable to FRANCHISOR.

12.3	Evidence of Insurance

Prior to the Opening Date of each Franchised Restaurant and when requested by FRANCHISOR during the Agreement Term, Franchisee must furnish to FRANCHISOR certificates of insurance or its equivalent evidencing that the required insurance coverage is in effect pursuant to the terms of this Agreement. The addition of FRANCHISOR and its Affiliates as additional insureds or its equivalent shall be effectuated through an endorsement to Franchisee’s insurance policies, without any language of limitation affecting coverage, and a copy of the endorsement must be provided to FRANCHISOR or its designated agent. All policies must be renewed, and a renewal certificate of insurance must be provided to FRANCHISOR or its designated agent, prior to the expiration date of the policies.

12.4	Other Insurance Requirements

Franchisee must neither do nor omit to do any act which renders or may render any of the insurance policies void or voidable. If FRANCHISOR determines that a particular insurer is unacceptable to FRANCHISOR and so notifies Franchisee, Franchisee will use its reasonable efforts to obtain alternative or additional insurance from an insurer acceptable to FRANCHISOR prior to the expiration of the relevant policy and furnish to FRANCHISOR certificates of insurance evidencing that such alternative or additional insurance coverage is in effect. The insurance afforded by the policy or policies required under this Agreement shall be primary and not contributory with FRANCHISOR’s insurance and shall not be limited in any way by reason of any insurance which may be maintained by FRANCHISOR. The amount of insurance as required by Schedule D shall not be construed to be a limitation of liability on the part of Franchisee. The obligation of Franchisee to maintain insurance is separate and distinct from its obligation to indemnify FRANCHISOR under the provisions of clause 12.5.

12.5	Indemnity.

(a)	Franchisee is responsible for all Losses arising out of or in connection with the possession, ownership or operation of the Franchised Restaurants and the Locations.

(b)	Franchisee shall defend, indemnify and hold harmless the FRANCHISOR Indemnified Parties, with counsel fully acceptable to FRANCHISOR, against and in respect of all Losses sustained or incurred by the FRANCHISOR Indemnified Parties, or any one or more of them, based upon, arising out of or relating to: (i) the possession, ownership or operation of the Franchised Restaurants and the Locations, including, without limitation, any Claim, action or demand for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom, (ii) any breach by Franchisee or failure to perform any of its representations, warranties, covenants, obligations or agreements set forth herein, (iii) the sale of securities of Franchisee or any Affiliate of Franchisee, including, without limitation, Losses related to any alleged violation of any securities laws, (iv) any deceptive or fraudulent activities, corporate malfeasance, negligence or wilful misconduct of the Franchisee in connection with the operation of Franchisee’s business; (v) taxes, charges, duties, government imposts or levies (including any fines or penalties) arising by reason of Franchisee’s possession, ownership or operation of the Franchised Restaurants; and (vi) any Claim, action or demand of any kind or nature whatsoever brought by any employee, agent, subcontractor or independent contractor of Franchisee or any employee of any agent, subcontractor or independent contractor of Franchisee.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(c)	Franchisee’s indemnification obligations hereunder shall be in effect from the Original Commencement Date and survive the termination of this Agreement and continue for as long as the statute of limitations applicable to any such Claim, action or demand remains in effect.

(d)	Notwithstanding the foregoing, no FRANCHISOR Indemnified Party shall be indemnified or held harmless from any Losses to the extent that such Losses result from the negligence or willful misconduct of any such FRANCHISOR Indemnified Party, as determined by a final arbitral award rendered in accordance with clause 18.2 or, in connection with a third party claim, by a court of competent jurisdiction pursuant to a final and unappealable judgment (a “Final Judgment”), provided that (i) if Franchisee has assumed the defense of the Claim, Franchisee will advance all costs and expenses in connection with the defense of the Claim as such costs and expenses are incurred until such time as there is a Final Judgment, (ii) if the FRANCHISOR Indemnified Party assumes the defense of the Claim, Franchisee will pay all costs and expenses in connection with the defense of the Claim as such costs and expenses are incurred until such time as there is a Final Judgment; and (iii) if the Final Judgment determines that any FRANCHISOR Indemnified Party has contributed to the Losses through its own contributory negligence or willful misconduct, FRANCHISOR shall repay to Franchisee a portion of the amount advanced by Franchisee or paid to the FRANCHISOR Indemnified Party in proportion to the degree of contributory negligence of such FRANCHISOR Indemnified Party, as determined in such Final Judgment.

(e)	The right to indemnity hereunder shall exist notwithstanding that joint or several liability may be imposed upon the FRANCHISOR Indemnified Parties by applicable Law. Franchisee’s obligation to defend and indemnify the FRANCHISOR Indemnified Parties is separate and distinct from its obligation to maintain insurance, and is not limited by the amount of insurance required by FRANCHISOR under this Agreement and the A&R MDA.

(f)	Notwithstanding anything to the contrary in this clause 12.5, any sum recovered by the relevant FRANCHISOR Indemnified Party through Franchisee’s insurance or otherwise (less any reasonable out-of-pocket expenses incurred by such FRANCHISOR Indemnified Party in recovering the sum and any tax attributable to or suffered in respect of the sum recovered) will reduce the amount of the Losses in respect of which a claim can be made under clause 12.5(b) by an equivalent amount.

(g)	FRANCHISOR shall advise Franchisee if it receives notice that a Claim has been or will be filed with respect to a matter covered by this indemnity and provide Franchisee with such information as Franchisee may reasonably require to assume the defense of the Claim. In such event, Franchisee shall be given the opportunity to assume the defense thereof with counsel reasonably acceptable to FRANCHISOR, and FRANCHISOR shall have the right to participate in the defense of any Claim against FRANCHISOR that is assumed by Franchisee at FRANCHISOR’s own cost and expense. FRANCHISOR and Franchisee shall consult with counsel in connection with any proposed settlement to assess and determine the viability of any Claim and the appropriate amount of the proposed settlement. Franchisee shall not, without the prior written consent of the applicable FRANCHISOR Indemnified Parties, settle, compromise or offer to settle or compromise any such Claim unless the terms of such settlement provide for (i) a full and unqualified release of the FRANCHISOR Indemnified Parties, (ii) no admission of liability, fault or violation of Law or contract and (iii) no relief other than payments of monetary damages that are not to be paid by the FRANCHISOR Indemnified Parties, subject to clause 12.5(d).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(h)	Notwithstanding the foregoing, if (i) Franchisee elects not to defend the FRANCHISOR Indemnified Parties by failing to notify such parties in writing that Franchisee will indemnify them from and against the entirety of any Losses that they may sustain or incur, based upon or arising out of the indemnifiable claims within five (5) days after FRANCHISOR Indemnified Parties have given notice to Franchisee of such indemnifiable claims, (ii) a conflict of interest exists between Franchisee on the one hand and the FRANCHISOR Indemnified Parties or the Tim Hortons System on the other hand, as reasonably determined by FRANCHISOR, (iii) the indemnifiable claim relates to the matters described in subparagraphs (b)(iii) or (iv) of this clause 12.5(h), (iv) settlement of, or an adverse judgment with respect to, the indemnifiable claims is, in the good faith judgment of FRANCHISOR, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of FRANCHISOR or the Tim Hortons System, or (v) the indemnifiable claim involves multiple franchisees and FRANCHISOR reasonably determines that consolidation of all such claims would be in the best interests of FRANCHISOR and the affected franchisees, including Franchisee (in which case any liability of Franchisee hereunder would be on a pro rata basis), the FRANCHISOR Indemnified Parties shall have the right to defend the claim, action or demand by appropriate proceedings with sole power to direct and control such defense with respect to themselves, and Franchisee shall pay to the FRANCHISOR Indemnified Parties all reasonable costs, including reasonable attorneys’ fees, incurred by such parties in effecting such defense and any subsequent legal appeal, in addition to any sums which FRANCHISOR may pay by reason of any settlement or judgment against the FRANCHISOR Indemnified Parties.

13.	[Intentionally Deleted.]

14.	Transfer Restrictions

14.1	No Transfer or Change in Franchisee Without Consent.

(a)	Except as permitted by any shareholder agreement with respect to Franchisee or any Affiliate of Franchisee pursuant to which FRANCHISOR or any Affiliate of FRANCHISOR is a party (a “Shareholder Agreement”), or with respect to assignment or transfer to a wholly-owned subsidiary of Franchisee, or parent company that owns all of the interests of Franchisee (which subsidiary or parent company, as applicable, must be, and remain during the Agreement Term, (i) a wholly-owned subsidiary of Franchisee or parent company that owns all of the interests in Franchisee; and (ii) a single-purpose entity, the business of which is limited to the development, operation and servicing of Tim Hortons Restaurants and any activities ancillary thereto or acting as the master franchisee under the A&R MDA and related agreements), Franchisee shall not, directly or indirectly (and shall not permit an Affiliate of Franchisee to), without the prior written consent of FRANCHISOR, Transfer (i) this Agreement or any of its rights or obligations in or under this Agreement; (ii) any of the Franchised Restaurants, the Locations or the real estate relating to the Franchised Restaurants including, without limitation, substantially all of the assets of any or all of the Franchised Restaurants; or (iii) any part of or beneficial interest in any of the above, and shall not permit any such matter to arise by operation of Law or otherwise.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b)	Notwithstanding the foregoing, until the occurrence of an MDA Termination Event, if Franchisee (or any Affiliate) wishes to Transfer a Franchised Restaurant to a third party, Franchisee shall be permitted to Transfer the Franchised Restaurant without FRANCHISOR’s consent (but subject to payment of the Transfer Fee pursuant to sub-clause 14.2(l)), and the Transfer shall be subject only to compliance with this clause and clause 14.1(d) below; provided, however, that Franchisee must at all times own and operate the number of Franchised Restaurants as required pursuant to the A&R MDA. In the event of the Transfer of a Franchised Restaurant, Franchisee and the new franchisee must enter into a new franchise agreement for the Location and comply with all other requirements of the A&R MDA and this Agreement pertaining to such Transfer. Upon the occurrence of an MDA Termination Event, any such Transfer shall be subject to all of the conditions set forth in this clause 14.1 and in clause 14.2 below, and the third party must enter into FRANCHISOR’s then current form of franchise agreement upon such Transfer. Such obligation in favor of FRANCHISOR shall be included in the transfer agreement executed by Franchisee and such third party.

(c)	Any direct or indirect Transfer of equity interests in Franchisee or any Person which directly or indirectly owns an interest in Franchisee (hereinafter, “Principal”) shall comply with the requirements of any Shareholder Agreement while FRANCHISOR is a party thereto. If FRANCHISOR is no longer a party to the Shareholder Agreement, Franchisee shall not, directly or indirectly, except with the prior written consent of FRANCHISOR: (i) permit the Transfer of any shares or interests in Franchisee or any Principal; (ii) issue any new shares or other equity interests in Franchisee or any Principal (except the issuance of equity interests to the existing shareholders in proportion to their existing equity shareholders); (iii) permit any change in beneficial ownership of, or in any of the rights attaching to, any equity interests in Franchisee or any Principal; or (iv) permit any reorganization, merger, consolidation, liquidation, amalgamation or other material change in the structure or control of Franchisee or any Principal.

(d)	Any Transfer hereunder may only be effected if such transaction is not with any of the following: (1) a Competitor or any Affiliate thereof; (2) a Person which, at the time of the Transfer, directly or indirectly, provides marketing, advertising, training, monitoring, development, reporting and/or collection services to a Competitor or any Affiliate thereof; (3) a Person which acts as a franchisee or master franchisee for any Competitor or Affiliate thereof, and/or (4) a Prohibited Person or Affiliate thereof, as determined in FRANCHISOR’s sole judgment based on the results of background checks (and any follow-up or additional diligence, if any, required by FRANCHISOR) of the proposed Transferee, all principals thereof, and any shareholder with more than a twenty-five percent (25%) equity interest in the proposed Transferee or representation on its board of directors. Such background checks and follow-up and additional diligence will be conducted by Franchisee at its sole cost and expense and provided to FRANCHISOR.

(e)	Equity interests of Franchisee may not be Transferred by Franchisee or any Principal unless, in addition to obtaining the prior consent of FRANCHISOR as required pursuant to clauses 14.1 (c) and (d) above, the transferor complies with all policies and guidelines FRANCHISOR may then have in effect for approval of a proposed distribution of securities of franchisees. In any Transfer of equity interests of Franchisee, Franchisee’s offering materials shall include such legends and disclaimers reasonably requested by FRANCHISOR. Franchisee shall give FRANCHISOR the reasonable opportunity to review any such sale materials prior to their filing or use. Any review by FRANCHISOR of the offering materials or the information included therein will be conducted solely for the benefit of FRANCHISOR to determine conformance with FRANCHISOR’s internal policies, and not to benefit or protect any other Person.

(f)	The proposed transferor shall notify FRANCHISOR in writing of any proposed Transfer of an interest referred to in this clause 14.1 (“Interest”) before the proposed Transfer is to take place, and shall provide such information and documentation relating to the proposed Transfer as FRANCHISOR may reasonably require.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(g)	Any Transfer described in this clause 14.1 attempted without compliance with the terms hereof shall be void and of no effect and shall constitute a material act of default hereunder and good cause for termination of this Agreement.

(h)	Any and all restrictions on the direct or indirect Transfer of equity interests in (i) Franchisee or Parent referenced in this clause 14 shall not apply to an initial public offering, or other transaction that results in Parent (or a relevant Affiliate of Parent) becoming a Public Company. or (ii) the relevant Public Company during such time as Parent (or the relevant Affiliate of Parent) is a Public Company. For the avoidance of doubt, if Parent (or any Affiliate of Parent) becomes a Public Company and at any point thereafter ceases to be a Public Company, all restrictions on Transfers contained in this Agreement (including, for the avoidance of doubt, any restrictions on the Transfer of equity interests) shall apply in the same manner that such restrictions applied prior to Parent (or the relevant Affiliate of Parent) becoming a Public Company. Notwithstanding the foregoing, neither Franchisee nor Parent will be permitted to Transfer this Agreement or any of its rights or obligations in or under this Agreement other than in accordance with the terms of clause 14.1(a).

14.2	Conditions for Consent.

Except to the extent any Transfer is permitted pursuant to clause 14.1 above, in determining whether or not to grant approval to a proposed Transfer of any Interest referred to in clause 14.1 for which approval of FRANCHISOR is required to be obtained, FRANCHISOR may consider any relevant matter in its reasonable discretion, including, without limitation, the protection of the Tim Hortons System, the protection of FRANCHISOR and its Affiliates, and the orderly and proper operation and development of other Tim Hortons Restaurants in the market which may be directly or indirectly impacted by the proposed Transfer. Without limiting the generality of the foregoing, FRANCHISOR may impose or consider the following conditions for granting its consent to the proposed Transfer, as FRANCHISOR may deem appropriate in its sole discretion:

(a)	all material obligations of Franchisee that are due but not yet fulfilled to FRANCHISOR and its Affiliates, whether arising under this Agreement or otherwise (including, without limitation, all monetary obligations and all repair, maintenance, refurbishment and upgrade obligations) must be satisfied on or before the Transfer Date;

(b)	all material obligations of Franchisee that are due but not yet fulfilled to third parties arising out of the conduct of the Franchised Restaurant including obligations owed to suppliers and distributors must be satisfied on or before the Transfer Date;

(c)	Franchisee and its Affiliates are not in default of any material provisions of this Agreement or any other agreement with FRANCHISOR or its Affiliates;

(d)	the Transferee (or, if applicable, such owners of the Transferee as FRANCHISOR may request), in FRANCHISOR’s reasonable judgment, satisfies all of FRANCHISOR’s business standards and requirements; has the aptitude and ability to operate the Franchised Restaurant; has adequate financial resources and capital to do so; and must complete and be approved through FRANCHISOR's standard franchisee application and selection process including satisfactorily demonstrating to FRANCHISOR that it meets the financial, character, organizational, managerial, credit, operational, and legal criteria and such other criteria and conditions as FRANCHISOR shall then be applying in considering applications for new franchises. The Transferee must meet with representatives of FRANCHISOR at its corporate offices or such other location as may be reasonably requested by FRANCHISOR. Without limiting the grounds on which it will be reasonable for FRANCHISOR to withhold its consent to any Transfer, FRANCHISOR may withhold its consent to any proposed Transfer where: (i) the Transferee or any Affiliate of the Transferee carries on activities of a kind described in clause 17 (Restrictive Covenant), or (ii) in the reasonable judgment of FRANCHISOR, the Transfer would result in the Transferee having a disproportionately large ownership of Tim Hortons Restaurants compared to its financial capability;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(e)	Transfers to existing franchisees in the Tim Hortons System may be subject to conditions materially different from or in addition to conditions with respect to other Transfers. FRANCHISOR reserves the right to disapprove a Transfer based upon (without limitation) any of the following considerations, in FRANCHISOR’s reasonable discretion: (i) the current geographic scope and proximity of the prospective Transferee’s operations; (ii) the physical and operational condition, opportunities and obligations present in the prospective Transferee’s existing market(s) and Tim Hortons Restaurants; (iii) the penetration level of Tim Hortons Restaurants in the prospective Transferee’s existing market(s); and (iv) the period of time since the prospective Transferee last acquired Tim Hortons Restaurants and the extent to which the prospective Transferee properly integrated those Tim Hortons Restaurants into its organization and resolved material issues arising from or related to such previous acquisition;

(f)	the form, material terms and conditions in the Transfer agreement must be reasonably acceptable to FRANCHISOR;

(g)	the Transferee must execute FRANCHISOR's then current form of franchise agreement for a term equal to the remainder of the Agreement Term, except that no further Franchise Fee will be payable for the remainder of the Agreement Term, and the timing for required remodeling shall be as under this Agreement or as otherwise agreed (and such obligation shall be included in the transfer agreement executed by Franchisee and the Transferee);

(h)	the Transferee and such owners of an entity Transferee as FRANCHISOR may request, must execute a guarantee of the Transferee’s obligations to FRANCHISOR and its Affiliates. For the purposes of determining compliance, FRANCHISOR shall have the right to examine and approve the form and content of all governing documents of the entity Transferee (and such right shall be included in the transfer agreement executed by Franchisee and the Transferee);

(i)	Franchisee must execute all documents necessary to cancel the entries of Franchisee as a registered user of the Tim Hortons Marks and shall cooperate with FRANCHISOR in effecting the cancellation of entries of Franchisee as a registered user with the relevant registry;

(j)	the Transferee must enter into any registered user agreements required by FRANCHISOR authorizing and permitting the use of the Tim Hortons Marks;

(k)	the Transferee’s General Manager and Operations Director and/or such other relevant persons as determined by FRANCHISOR must have satisfactorily completed, at their expense, FRANCHISOR's training program for new franchisees on or before the Transfer Date unless the persons in those roles are the same persons who occupied those roles for Franchisee prior to the Transfer Date;

(l)	Franchisee must pay a transfer fee in the amount of [****] (the “Transfer Fee”) to FRANCHISOR before the Transfer Date. The Transfer Fee is payable in respect of any Transfer restricted by clause 14;

(m)	FRANCHISOR is satisfied, in its reasonable business judgment, that the Franchised Restaurants and the consummation of the contemplated transaction(s) will create sufficient cash flow after payment of debt service and other amounts necessary for reinvestment in the business for repairs or remodeling the Franchised Restaurant and Location, to permit the prospective Transferee to meet its financial commitments generally as well as the prospective Transferee’s obligations under this Agreement;

(n)	If Franchisee or any Affiliate proposes to Transfer only the real estate at the Franchised Restaurant, FRANCHISOR is satisfied, in its reasonable business judgment, that Franchisee and its Affiliates, on a consolidated basis, will meet the financial ratios and standards FRANCHISOR applies to newly developed Tim Hortons Restaurants; and

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(o)	such legal documentation as is required by FRANCHISOR must be executed, including a general release executed by Franchisee, in a form satisfactory to FRANCHISOR, of any and all Claims against FRANCHISOR, its Affiliates, and their respective officers, directors, agents and employees.

FRANCHISOR will use reasonable efforts to provide a response to a proposed Transfer within sixty (60) days of receipt by FRANCHISOR of Franchisee’s notice of the proposed Transfer and the furnishing of all reasonably requested information and documentation.

14.3	Right of First Refusal.

(a)	If Franchisee receives an acceptable bona fide offer from a third party (“Offer”) to directly or indirectly purchase (i) a Franchised Restaurant, any portion thereof or interest therein, or any asset material to the operation of a Franchised Restaurant or (ii) any equity interest in Franchisee (individually and collectively, the “Assets”), Franchisee must give FRANCHISOR written notice (“Offer Notice”) offering to sell the Assets to FRANCHISOR or its assignee at the same purchase price and otherwise on substantially the same terms and conditions and setting out the name and address of the prospective purchaser, the price and other terms of the Offer, a copy of the proposed sale agreement for the Assets to be executed by both Franchisee and purchaser, together with such other information and documentation as FRANCHISOR may reasonably request in order to evaluate the Offer, including all material exhibits, copies of real estate purchase agreements, proposed security agreements and related promissory notes, assignment documents, leases, deeds, surveys, title insurance commitments and policies and copies of all title exceptions and any other material information FRANCHISOR may request, a franchise application completed by the prospective purchaser, references, and the opportunity to interview the prospective purchaser and/or its officers. For the avoidance of doubt, FRANCHISOR’S right of first offer under this clause 14.3(a) shall not apply to any offers of equity interests in any direct or indirect parent company of Parent.

(b)	If the consideration offered by the third party is not in cash, Franchisee must offer to sell the Assets to FRANCHISOR at the fair market value, which, failing agreement between FRANCHISOR and Franchisee, will be determined by an independent expert mutually agreed to by the parties, and the Offer will be deemed to have been made on the date the fair market value is agreed or determined.

(c)	A bona fide Offer from a third party includes any Transfer consolidation, merger or any other transaction in which legal or beneficial ownership of the franchise granted by this Agreement or any equity interests held by a Principal under clause 4.2, is vested in any Person other than Franchisee or that Principal but excludes any Transfer between the shareholders who directly and indirectly hold any interest in the Franchisee as of the date of this Agreement or any consolidation, merger or any other transaction between the Franchisee and the Affiliates or subsidiary of the Franchisee or such Principal.

(d)	FRANCHISOR or its assignee has the right and the option, exercisable within 30 days from receipt of an Offer Notice, and all other requested documentation and information required under clause 14.3(a) (“Offer Period”), to accept the Offer. Silence on the part of FRANCHISOR shall constitute rejection of the Offer.

(e)	FRANCHISOR or its assignee may accept the Offer contained in the Offer Notice by giving notice of acceptance to Franchisee before the expiration of the Offer Period (“Acceptance Notice”).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(f)	The Acceptance Notice may contain terms which vary from the terms of the Offer Notice if the terms upon which FRANCHISOR or its assignee agrees to buy the Assets are not commercially less favorable to Franchisee than those contained in the Offer Notice. Further, the Acceptance Notice may reject any provision or condition that is inconsistent with Franchisee’s material obligations under this Agreement or the effect of which would be to materially increase the cost to, or otherwise change in any material respects the economic terms imposed on, FRANCHISOR or its assignee, as a result of the substitution of FRANCHISOR or its assignee (as applicable) for the prospective purchaser. Any such provision or condition is void and unenforceable against FRANCHISOR.

(g)	If Franchisee receives the Acceptance Notice during the Offer Period, Franchisee must sell and FRANCHISOR or its assignee must purchase the Assets upon the terms and conditions contained in the Offer Notice, as such terms may be varied by the Acceptance Notice as set forth above.

(h)	Acceptance will constitute a binding contract and FRANCHISOR or its assignee and Franchisee shall complete the sale and purchase with all reasonable speed, subject to (i) all of the closing conditions set forth in the proposed sale agreement; (ii) obtaining any necessary consents and estoppels from landlords or others which Franchisee must use reasonable efforts to obtain; and (iii) satisfaction with the results of a due diligence investigation of the Assets, as conducted by FRANCHISOR or its assignee over a period of not less than sixty (60) days, commencing on the date of the Acceptance Notice. Franchisee will use reasonable efforts to assist FRANCHISOR in obtaining any necessary consents and estoppels from landlords or others and conducting a due diligence investigation of the Assets.

(i)	If FRANCHISOR rejects Franchisee's offer to sell the Assets or any portion thereof, as the case may be, Franchisee may conclude the sale to the purchaser named in the Offer Notice on terms not more favorable to the purchaser than those offered to FRANCHISOR, subject to obtaining the prior written consent of FRANCHISOR as required under this Agreement.

(j)	If the sale to the purchaser has not been completed within ninety (90) days of obtaining FRANCHISOR’s consent, or such longer time as may be reasonably required to obtain the consent of any landlord or other Person, FRANCHISOR may at any time thereafter withdraw its consent to the Transfer by giving written notice to Franchisee. If Franchisee thereafter wishes to proceed with the sale of the Assets on the same commercial terms to the same prospective purchaser, Franchisee is not required comply with this clause 14.3 (right of first refusal) but must obtain FRANCHISOR’s prior consent to the Transfer.

(k)	The election by FRANCHISOR not to exercise its right of first refusal as to any Offer will not affect its right of first refusal as to any subsequent Offer.

(l)	If the proposed sale of the Assets includes material assets of Franchisee not related to the operation of Tim Hortons Restaurants, FRANCHISOR or its assignee may, at its option, elect to purchase only the assets related to the operation of Tim Hortons Restaurants and an equitable purchase price will be allocated to each asset included in the proposed sale.

(m)	Any Transfer or attempted Transfer of the interests described in this clause 14.3 without first giving FRANCHISOR the right of first refusal as described above shall be void and of no force and effect, and shall constitute a material act of default hereunder and deemed good cause for termination of this Agreement.

(n)	The right of first refusal in this clause 14.3 shall not apply if the Development Rights are in effect.

14.4	No Waiver.

FRANCHISOR's consent to a Transfer shall not constitute a waiver of any Claims it may have against Franchisee, nor shall it be deemed a waiver of FRANCHISOR's right to demand exact compliance with any of the terms of this Agreement by Franchisee or Transferee.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

15.	Default and Termination

15.1	If an act of default hereunder is committed by Franchisee related to a Franchised Restaurant or Franchisee’s performance under this Agreement, and Franchisee fails to cure the default after any required written notice and within the applicable cure period, then, without prejudice to any other rights and remedies FRANCHISOR may have under this Agreement, any other agreement, at law or in equity, FRANCHISOR may, at any time after the occurrence of any of the acts described below and expiration of the cure period (if applicable), by giving written notice to Franchisee,

(A)	if any act of default referred to in sub-clauses 15.1(a) to 15.1(n) has occurred, terminate the Unit Addendum for the Franchised Restaurant in relation to which the act of default has occurred and has not been cured (“Terminated Restaurant”); and/or

(B)	if any act of default referred to in sub-clauses 15.1(o) to 15.1(z) has occurred, terminate the Unit Addenda in respect of some or all Franchised Restaurants to which Franchisee and its Affiliates are parties and/or terminate this Agreement in its entirety as determined by FRANCHISOR, in its sole discretion, it being understood that an event of default under these sub provisions shall be grounds to default all Unit Addenda and this Agreement (even if an act of default has occurred in relation to only one of the Franchised Restaurants).

The applicable cure period is described below, but if a cure period is not specifically mentioned, it shall be forty-five (45) days. In some instances, as identified below, no cure period is allowed, but only if such default is specifically identified as a default for which there is no cure period. If any applicable Law requires a longer cure period than that provided herein, then the period required under the applicable Law shall be substituted for the requirements herein. All the acts of default set out in sub-clauses 15.1(a) to 15.1(z) below are material acts of default and are good cause for the termination of a Unit Addendum for a Franchised Restaurant or this Agreement, as the case may be, as described in sub-paragraphs (A) and (B) above:

(a)	Franchisee fails to maintain or operate the Franchised Restaurant in accordance with the requirements of the Tim Hortons System, including the Confidential Operating Manual and all other operating standards and specifications established from time to time by FRANCHISOR or its Affiliates as to service, cleanliness, health and sanitation. Franchisee shall have ten (10) days after notice from FRANCHISOR to Franchisee to cure the default.

(b)	Franchisee’s default under the previous clause is deemed by FRANCHISOR, in its commercially reasonable judgment, to be of a nature so serious as to threaten the immediate safety or health of customers or employees of Franchisee or the general public. In such case, Franchisee will, after written notice from FRANCHISOR to Franchisee, immediately cease operation of the Franchised Restaurant until such time as the serious health or safety violation is rectified to FRANCHISOR’s satisfaction. Failure to close the Franchised Restaurant under these circumstances shall be an additional act of default. If this act of default occurs, Franchisee shall have no opportunity to cure.

(c)	Franchisee sells any product which does not conform to FRANCHISOR’s specifications or is not approved by FRANCHISOR. Franchisee shall have ten (10) days after notice from FRANCHISOR to Franchisee to cure the default.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(d)	Franchisee fails to sell any product designated by FRANCHISOR as required to be sold in the Franchised Restaurant pursuant to this Agreement. Franchisee shall have fifteen (15) days after written notice from FRANCHISOR to Franchisee to cure the default; provided, however, if for reasons beyond the control of Franchisee, Franchisee is unable to obtain such products within the cure period, the cure period shall be extended for a reasonable period of time determined by FRANCHISOR and communicated to Franchisee in writing, provided Franchisee initiates and actively pursues substantial and continuing action within the cure period to cure such default.

(e)	Franchisee fails to install and use equipment or décor required by FRANCHISOR pursuant to this Agreement or the Standards or uses equipment, uniforms or décor not approved by FRANCHISOR where such approval is required pursuant to this Agreement.

(f)	Franchisee fails to maintain the Franchised Restaurant in good condition and repair, or fails in any material respect to make all improvements, alterations or remodeling as may be determined by FRANCHISOR to be reasonably necessary to reflect the Current Image required pursuant to this Agreement.

(g)	Franchisee fails to pay to FRANCHISOR or its Affiliates when due Royalties or any other amount required to be paid in respect of any Franchised Restaurant. Franchisee shall have ten (10) Business Days after notice from FRANCHISOR to Franchisee to cure the default.

(h)	Franchisee denies FRANCHISOR the right to inspect a Franchised Restaurant or to examine its books and records or to audit the sales and accounting records of a Franchised Restaurant, in each case when and as required hereunder or the right to conduct any other examination, inspection, or audit of Franchisee and/or the Franchised Restaurant pursuant to clause 5.15 or clause 9.4 including without limitation interviews of Franchisee employees in connection with such examination, inspection, or audit. Franchisee shall have five (5) days after notice from FRANCHISOR to Franchisee to cure the default and if FRANCHISOR does not attempt to re-inspect the relevant Franchised Restaurant during that cure period, the cure period shall be extended until such time as FRANCHISOR has attempted to re-inspect the relevant Franchised Restaurant.

(i)	Franchisee ceases to occupy the Location, except as permitted under clause 3.2. Franchisee shall have ten (10) days after notice from FRANCHISOR to Franchisee to cure the default. If the loss of possession is attributable to the proper exercise of governmental powers, Franchisee may, with FRANCHISOR’s consent and subject to availability, relocate to other premises in the same trade area for the balance of the Term.

(j)	Franchisee abandons the Franchised Restaurant without the prior consent of FRANCHISOR. Franchisee shall have ten (10) days after notice from FRANCHISOR to Franchisee to cure the default. Franchisee shall be deemed to have abandoned the franchise relationship if the Franchised Restaurant ceases to operate for more than ten (10) days, except as permitted under clause 3.2, whether the Franchised Restaurant remains closed, vacant or is converted to another use.

(k)	Franchisee fails to conduct the business of the Franchised Restaurant in compliance with all material Laws and regulations in all material respects as required under clause 3.1 of this Agreement.

(l)	A levy of execution is made upon any material property used in any Franchised Restaurant or any Location, and the levy is not discharged within thirty (30) days.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(m)	Franchisee fails to remedy any other material breach of any material term of this Agreement with respect to a Franchised Restaurant within thirty (30) days’ notice given to Franchisee by FRANCHISOR specifying the breach to be remedied, telling Franchisee what FRANCHISOR requires to be done to remedy the breach.

(n)	Franchisee for more than three (3) times in any 12-month period during the Agreement Term breaches any obligation under this Agreement in relation to the same Franchised Restaurant. Franchisee shall have no possibility to cure such breach.

(o)	Franchisee is insolvent, files a petition or application seeking any type of relief under any bankruptcy code or any state insolvency or similar law affecting the rights of creditors or is unable to pay its debts as they fall due, (or someone files a petition to have Franchisee adjudicated a bankrupt and such application or petition is not removed within ninety (90) days after it is filed) or makes an arrangement with its creditors or if any distress or execution is levied on Franchisee’s material goods or if an administrator, liquidator, trustee or receiver is appointed over the whole or substantial part of Franchisee’s undertaking or application is made for any such appointment to be made, or if any other steps are taken under any insolvency, bankruptcy, receivership, or moratorium laws from time to time in force, including any moratorium or if Franchisee takes any action to liquidate or wind up its operations.

(p)	A final and non-appealable judgment or arbitration award against Franchisee (including a final and non-appealable judgment or arbitration award in favor of FRANCHISOR or any of its Affiliates) that is (i) more than US$20,000 and pertains to a single Franchised Restaurant, or (ii) more than US$100,000 and pertains to multiple Franchised Restaurants or the operation of Franchisee’s business remains unsatisfied for thirty (30) days or for a longer period of time if permitted under applicable Law, or a levy of execution is made upon the License granted by this Agreement and the levy is not discharged within thirty (30) days.

(q)	Franchisee or the General Manager is convicted by a final and non-appealable judgment of an offense punishable by a term of imprisonment in excess of one year, or an offense, regardless of how punishable, for which a material element is fraud, dishonesty or moral turpitude and the General Manager is not removed from his or her position as General Manager within sixty (60) days after such conviction. If this act of default occurs, Franchisee shall have no opportunity to cure.

(r)	Franchisee fails to pay when due and payable any material undisputed bills, invoices or statements from suppliers of goods or services to any Franchised Restaurant and lenders, landlords or other vendors of Franchisee and such delay could reasonably be expected to have a material adverse effect on the reputation of the FRANCHISOR, Franchisee or any of their Affiliates, or the Tim Hortons System (in whole or in part) in the Territory.

(s)	Franchisee acts in any fraudulent manner in connection with the operation of a Franchised Restaurant, including if Franchisee knowingly made any materially false statement in connection with any report of Gross Sales or in any other report, account or financial statement required under this Agreement, or if Franchisee knowingly made false or misleading statements in order to obtain execution of this Agreement by FRANCHISOR. If this act of default occurs, Franchisee shall have no opportunity to cure.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(t)	Franchisee challenges the validity or ownership of the Tim Hortons Trademarks or the Confidential Information or FRANCHISOR’s rights in the Tim Hortons System. If this act of default occurs, Franchisee shall have no opportunity to cure.

(u)	if any Transfer or other event occurs which is in violation of clause 14 (Transfer Restrictions). If this act of default occurs, Franchisee shall have no opportunity to cure.

(v)	Franchisee uses or duplicates the Tim Hortons System or any other restaurant system operated by FRANCHISOR or any of its Affiliates or engages in unfair competition or acquires an interest in a Competitor in violation of clause 17 or discloses any Confidential Information or trade secrets of FRANCHISOR in violation of clause 11.3. If this act of default occurs, Franchisee shall have no opportunity to cure.

(w)	if it is determined by an Authority that Franchisee, the General Manager or any other senior officer of Franchisee has violated any Anti-Corruption Laws and in the event that the General Manager and/or such other senior officer of Franchisee is involved, the General Manager and/or other senior officer of Franchisee is not removed from his or her position as General Manager or senior officer, as applicable, within sixty (60) days after such determination. If this act of default occurs, Franchisee shall have no opportunity to cure.

(x)	Franchisee, without the prior written consent of FRANCHISOR, enters into a management agreement or consulting arrangement to manage the operations (which for purposes of this clause 15.1(x) includes the preparation, cooking and serving of Approved Products, taking of customer orders, delivering Approved Products to customers, interacting with customers and any other tasks that require compliance with the Standards) of any one or more of the Franchised Restaurants.

(y)	Parent or an Approved Subsidiary (as defined therein) commits an event of default under the Company Franchise Agreement dated as of the date hereof by and between FRANCHISOR and Parent (which event of default is not cured within the applicable cure period set forth therein). If this act of default occurs, Franchisee shall have no opportunity to cure.

(z)	Franchisee fails to remedy any other material breach of any material term of this Agreement within thirty (30) days’ notice and opportunity to cure given to Franchisee by FRANCHISOR specifying the breach to be remedied, telling Franchisee what FRANCHISOR requires to be done to remedy the breach.

15.2	Effect of Franchise Ending.

Upon expiration or termination of this Agreement for any reason, all rights of Franchisee to use any of FRANCHISOR’s intellectual property (including the Tim Hortons System, the Tim Hortons Trademarks and the Confidential Information) at all Locations will terminate and the provisions of clause 15.4 will apply. Upon expiration of the Term of any Unit Addendum (“Expired Restaurant”) or termination of a Unit Addendum with respect to any Terminated Restaurant, all rights of Franchisee to use any of FRANCHISOR’s intellectual property (including the Tim Hortons System, the Tim Hortons Trademarks and the Confidential Information) at the Location of the Expired Restaurant or Terminated Restaurant will terminate and the provisions of clause 15.3 will apply.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

15.3	Action on Termination of a Unit Addendum for a Franchised Restaurant.

Upon expiration or termination for any reason of a Unit Addendum for any Franchised Restaurant, all monies owed by Franchisee to FRANCHISOR and any FRANCHISOR Affiliate relating to the Expired Restaurant or Terminated Restaurant, as applicable, shall be immediately due and payable within thirty (30) days of such expiration or termination of the relevant Unit Addendum. Franchisee shall not be entitled to any goodwill or other compensation or refund of fees for any reason. In addition, Franchisee must:

(a)	promptly cease using the Tim Hortons System including the Tim Hortons Marks or any mark confusingly similar to the Tim Hortons Marks and the Confidential Information at the Expired Restaurant or Terminated Restaurant and cooperate in any steps FRANCHISOR may take to cancel the entries of Franchisee as a registered user of the Tim Hortons Marks at the Location;

(b)	not thereafter identify itself as or hold itself out as a Tim Hortons franchisee at the relevant Location or as having any connection or relationship with FRANCHISOR or the Tim Hortons System at the relevant Location;

(c)	de-identify the Expired Restaurant or Terminated Restaurant, as applicable, in accordance with FRANCHISOR’s instructions, and in the event Franchisee fails to de-identify any such Franchised Restaurant, Franchisee consents to FRANCHISOR entering that Franchised Restaurant to make the changes at Franchisee’s expense;

(d)	pay all trade creditors relating to the Expired Restaurant or Terminated Restaurant, as applicable, including Approved Suppliers; and

(e)	permit FRANCHISOR to enter the Expired Restaurant or Terminated Restaurant, as applicable, at any time without prior notice to verify that Franchisee has done all things required of it by this clause 15.3, and take whatever actions FRANCHISOR considers reasonably necessary to fulfill any of Franchisee’s obligations under this clause 15.3 which Franchisee fails to fulfill, and Franchisee must pay the reasonable cost of such actions within the time specified in any invoice issued by FRANCHISOR for those costs.

The foregoing shall be in addition to any other rights or remedies of FRANCHISOR that exist under applicable Law.

15.4	Action on Termination of all Unit Addenda or the Agreement

Upon expiration or termination of this Agreement or all Unit Addenda for any reason, all monies owed by Franchisee to FRANCHISOR and any FRANCHISOR Affiliate relating to the Franchised Restaurants shall be immediately due and payable. Franchisee shall not be entitled to any goodwill or other compensation or refund of fees for any reason. In addition, Franchisee must:

(a)	without prejudice to clause 11.7, promptly cease using the Tim Hortons System, the Tim Hortons Trademarks or any mark confusingly similar to the Tim Hortons Trademarks and the Confidential Information at the Franchised Restaurants;

(b)	not thereafter identify itself as or hold itself out as a Tim Hortons franchisee or as having any connection or relationship with FRANCHISOR or the Tim Hortons System at any Location;

(c)	in the event of the termination or expiration of the A&R MDA promptly delete, destroy or return to FRANCHISOR all Confidential Information including the Confidential Operating Manual and all other materials in its possession or control relating to the Tim Hortons System;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(d)	in the event of the termination or expiration of the A&R MDA destroy or deliver to FRANCHISOR as soon as practicable, at FRANCHISOR’s option, all materials bearing the Tim Hortons Trademarks or in which FRANCHISOR owns copyright or any other intellectual property rights that are otherwise identifiable with the Tim Hortons System, and all proprietary supplies, including all branded goods and such goods made to FRANCHISOR’s formulations as FRANCHISOR determines (which obligation shall be satisfied by Franchisee using all commercially reasonable efforts in the case of Confidential Information held in an electronic format);

(e)	de-identify the Franchised Restaurants in accordance with FRANCHISOR’s instructions, and in the event Franchisee fails to de-identify the Franchised Restaurants, Franchisee consents to FRANCHISOR entering the Franchised Restaurants to make the changes at Franchisee’s expense;

(f)	pay all trade creditors relating to the Franchised Restaurants, including Approved Suppliers; and

(g)	permit FRANCHISOR to enter the Franchised Restaurants at any time without prior notice to verify that Franchisee has done all things required of it by this clause 15.4, and take whatever actions FRANCHISOR considers reasonably necessary to fulfill any of Franchisee’s obligations under this clause 15.4 which Franchisee fails to fulfill, and Franchisee must pay the cost (to the extent reasonably incurred) of such actions within the time specified in any invoice issued by FRANCHISOR for those costs.

The foregoing shall be in addition to any other rights or remedies of FRANCHISOR that exist under applicable Law.

15.5	Set Off.

FRANCHISOR may set off any monies owing to FRANCHISOR or any of its Affiliates in respect of Royalties, Advertising Contributions or any other amounts due hereunder against any amount payable by FRANCHISOR to Franchisee on any account. Franchisee may not set off any liability of FRANCHISOR to Franchisee whether under this Agreement or otherwise, against any amount payable by Franchisee to FRANCHISOR under this Agreement or otherwise.

15.6	Additional Rights of FRANCHISOR on Default; Damages.

(a)	Except as otherwise permitted under clause 3.2 or pursuant to clauses 6.6 and 6.7 of the A&R MDA prior to an MDA Termination Event, if Franchisee ceases or fails to operate a Franchised Restaurant for any period during such Franchised Restaurant’s Term for any reason or in the event FRANCHISOR terminates a Unit Addendum or this Agreement in accordance with clause 15.1 hereto, then, in addition to FRANCHISOR’s rights and remedies set out in this clause 15, Franchisee acknowledges that: (i) FRANCHISOR will suffer loss and damage; (ii) the loss and damage will be impossible, complex or expensive to quantify accurately in financial terms and cannot be precisely calculated or proved; and (iii) Franchisee will be liable to FRANCHISOR for actual direct damages and loss of profits (calculated solely as described in clause 15.6(b)) incurred by FRANCHISOR as a result of Franchisee’s failure to continue to operate the Franchised Restaurant for the remainder of the applicable Term of the Unit Addendum for the Franchised Restaurant by paying the damages specified in this clause 15.6.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b)	For the purpose of clause 15.6(a), “actual direct damages and loss of profits” are calculated as an amount equal to the lesser of (i) the total of Royalties that would have been payable by Franchisee under this Agreement and the relevant Unit Addendum if Franchisee had continued to operate the Franchised Restaurant for the remainder of the applicable Term of the Unit Addendum for the Franchised Restaurant; or (ii) (A) in the event the Development Rights are in effect, the total of Royalties that would have been payable by Franchisee under this Agreement if Franchisee had continued to operate the Franchised Restaurant for an additional period of twenty-four (24) months or (B) in the event of an MDA Termination Event, the total of Royalties that would have been payable by Franchisee under this Agreement if Franchisee had continued to operate the Franchised Restaurant for an additional period of thirty-six (36) months, based in each of (i) and (ii) on the average Gross Sales over the 36-month period (or shorter period if the applicable Franchised Restaurant has been open for less than 36 months) immediately preceding the date on which Franchisee ceased to operate the Franchised Restaurant. (“Damages”). Such Damages will be payable by Franchisee to compensate FRANCHISOR for the loss of actual business in the Territory during the relevant period.

(c)	The relevant amount of Damages must be paid within sixty (60) days of FRANCHISOR’s written demand.

(d)	The Damages payable by Franchisee under this clause 15.6 are recoverable as a debt due to FRANCHISOR and shall be secured by a lien in favor of FRANCHISOR against the personal property, machinery, fixtures and equipment owned by Franchisee and on the Location at the time of the default.

(e)	If any default under clause 15.1 occurs, in addition and without prejudice to its rights under this clause 15.6 or any other rights, FRANCHISOR has the right but not the obligation to take whatever actions it considers necessary to remedy the default, at Franchisee’s sole risk and cost (including administrative costs and staff time) and without compensation to Franchisee, including by entering the Franchised Restaurant with prior notice to Franchisee to remove and destroy unapproved or obsolete signs, advertising or promotional material, slogans or material on which Tim Hortons Marks appear.

15.7	Specific Performance.

Franchisee acknowledges that FRANCHISOR may seek an injunction or similar remedy for any breach or threatened breach of this Agreement for which damages may not be adequate compensation.

15.8	Termination by Franchisee.

Franchisee, may, pursuant to Article 12 of the Commercial Franchise Administration Regulation promulgated by the State Council of China and effective as of May 1, 2007, terminate this Agreement within SEVEN (7) DAYS after the signing date of this Agreement (“Termination Period”).  Franchisee further acknowledges that the foregoing seven-day Termination Period has been agreed to by FRANCHISOR and Franchisee based on their negotiations and reflects a truthful allocation of risks and liabilities after taking into account all of the relevant factors in entering into this Agreement.  In the event that Franchisee elects to terminate this Agreement pursuant to this clause 15.8:

(a)	Franchisee shall, within the foregoing Termination Period, send the original copy of a written notice to terminate this Agreement (“Termination Notice”) to FRANCHISOR by hand-delivery or registered air mail, postage fully prepaid. Franchisee shall clearly state its decision to terminate this Agreement in such Termination Notice, which shall be signed by the legal representative of Franchisee and affixed with the corporate seal of Franchisee. This Agreement may be terminated pursuant to this clause 15.8 only after FRANCHISOR actually receives the original copy of the Termination Notice that meets the foregoing requirements. For the avoidance of doubt, if FRANCHISOR does not receive the Termination Notice that meets all of the foregoing requirements, this Agreement shall not be terminated and shall continue in full force and effect and be binding upon FRANCHISOR and Franchisee.

(b)	If this Agreement is terminated pursuant to this clause 15.8, Franchisee shall comply with all relevant responsibilities herein upon termination of this Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

16.	Right of Entry

Franchisee will execute all documents required by FRANCHISOR in connection with FRANCHISOR’s entry into the Franchised Restaurants, Locations or other premises for purposes of, and when permitted under, this Agreement and will use its reasonable efforts to procure any consent required from any third party in connection with FRANCHISOR’s entry into the Franchised Restaurants, Locations or other premises. Franchisee hereby waives and releases FRANCHISOR from all rights, actions or Claims which Franchisee may at any time have against FRANCHISOR in connection with FRANCHISOR’s entry into the Franchised Restaurants, Locations or other premises for purposes of, and when permitted under, this Agreement except to the extent that such rights, action or Claims arise directly from a failure by FRANCHISOR to use reasonable care in exercising its right of entry.

17.	Restrictive Covenant

17.1	Franchisee will not, during the Agreement Term or after its expiration or termination, directly or indirectly engage in the operation of any restaurant, except as licensed by FRANCHISOR, which utilizes or duplicates the whole or any part of the Tim Hortons System or any Confidential Information. This obligation shall not extend (after the expiration or other termination of this Agreement) to any know-how which has entered the public domain without fault on Franchisee's part.

17.2	Subject to clause 4.1, in consideration for Franchisee having been specifically granted the right by FRANCHISOR to establish and operate the food chain business using the Tim Hortons System, the Tim Hortons Marks and the Tim Hortons Intellectual Property Rights in the Territory, which incorporates all requisite information, technical know-how, expertise and guidance which Franchisee could not have otherwise acquired except through the rights and obligations set forth in this Agreement, Franchisee agrees to ensure that neither Franchisee nor any of its Affiliates, directly or indirectly, during the Agreement Term and for one (1) year after the assignment, expiration or termination of this Agreement (or such longer or shorter period as may be prescribed by Law):

(a)	own, operate, be employed or make any investment in any Person that is a Competitor;

(b)	control any Person which owns or operates a Competitor;

(c)	provide marketing, advertising, training, monitoring, development, reporting and collection services to any Person which owns or operates a Competitor; and/or

(d)	act as a franchisee or master franchisee for any Competitor.

17.3	Franchisee agrees that the restrictions in this clause 17 are reasonable and necessary to avoid any real or potential conflict of interest and to protect the Tim Hortons System and the Confidential Information and other proprietary information of FRANCHISOR and the legitimate business interests of FRANCHISOR and its franchisees, and in order for Franchisee to focus its resources and energies on the successful operation of the Franchised Restaurants.

18.	Miscellaneous; General Conditions

18.1	Non-Waiver.

The failure or delay on the part of FRANCHISOR to exercise any right or option given to it under this Agreement, or to insist on strict compliance by Franchisee with the terms of this Agreement, shall not constitute a waiver of any terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by FRANCHISOR of its right at any time thereafter to require exact and strict compliance with all the terms of this Agreement. The rights or remedies set out in this Agreement are in addition to any other rights or remedies which may be granted by law.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.2	Governing Law & Arbitration; Language.

(a)	This Agreement and any non-contractual obligations, performance or liabilities arising out of or in connection with this Agreement is governed by and construed in accordance with the substantive Laws of the New York without regard to conflicts of law principles. The United Nations Convention on Contracts for the International Sale of Goods of 11 April 1980 is hereby waived and excluded from application to this Agreement.

(b)	If any dispute, controversy or Claim, in law or equity, arises out of or in connection with this Agreement or the business relationship created thereby, including the breach, termination or invalidity of this Agreement or any non-contractual obligations or liabilities arising out of, or in connection with, this Agreement (“Dispute”), any party shall serve formal written notice on the other parties that a Dispute has arisen and describing the nature of such Dispute (“Notice of Dispute”). Delivery by any party of a Notice of Dispute shall toll the limitation period applicable to such Dispute for the time period described in clause 18.2(c).

(c)	The disputing parties shall use all commercially reasonable efforts for a period of thirty (30) days from the date on which the Notice of Dispute is served by one party on the other parties (or such longer period as may be agreed in writing between the parties) to resolve the Dispute on an amicable basis.

(d)	If the disputing parties fail to resolve the Dispute by amicable negotiation within the time period referred to in clause 18.2(c), any disputing party may serve notice in writing on the other disputing party that the Dispute shall be exclusively submitted to final and binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in effect on the date of commencement of the arbitration (the “ICC Rules”), which rules are deemed to be incorporated by reference into this clause 18.2(d). The parties undertake to each execute and perform, on a timely basis, all such agreements, documents, assurances, acts and things and to exercise all powers and rights available to them, including the giving of all information and documentation reasonably requested, the convening of all meetings, the giving of all waivers and the passing of all resolutions reasonably required to ensure the enforceability of any final award of the arbitrator in any jurisdiction where such enforceability is sought.

(e)	Notwithstanding the foregoing, a disputing party shall be entitled to interim or conservatory measures pursuant to the ICC Rules, including, but not limited to, temporary injunctive relief to preserve or restore the status quo between the parties, if such party reasonably believes that the timeline set forth in this clause 18.2 shall materially prejudice such party.

(f)	The arbitral panel shall be composed of one (1) arbitrator to be appointed in accordance with the ICC Rules. Such arbitrator shall be a licensed lawyer or retired judge, in the latter case, who is affiliated with ADR Chambers, and has at least five (5) years of experience handling matters involving the Laws of the People’s Republic of China. The arbitrator shall: (i) have the exclusive authority to decide any issues regarding the applicability, interpretation, formation, or enforcement of this Agreement (including determining the arbitrability of any Dispute); (ii) be empowered to grant legal and equitable remedies (including injunctive relief) in connection with any Dispute submitted to arbitration; and (iii) issue a reasoned final award after making a determination on the merits of any such Dispute. The arbitrator shall award the prevailing party in the arbitration the reasonable attorneys’ fees and costs (including expert costs) incurred in connection with the arbitration and any related proceedings to enforce the arbitration award.

(g)	The place of arbitration shall be Miami, Florida, and the language to be used in the arbitral proceedings shall be English, save that all documents attached to filings submitted to the tribunal do not have to be translated from their original language unless expressly ordered by the arbitrator in consultation with the parties. All submissions to the arbitrator, save any documents attached to such submissions as set forth in this clause 18.2(g), shall be submitted in English.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(h)	Any final award entered by the arbitrator shall be the final, binding and exclusive determination of any Dispute submitted to arbitration, and may be entered in any court having jurisdiction and any court where any party to the arbitration or its assets are located. Neither a party to an arbitration nor the arbitrator may disclose the existence, subject matter, content or results of any arbitration without the prior written consent of all parties, unless to protect or pursue a legal right or as may otherwise be required by applicable Law, Canadian or US franchise disclosure requirements, franchise disclosure requirements of the relevant jurisdiction in the Territory (or other foreign equivalent applicable in the circumstances) or disclosure requirements of the US Securities and Exchange Commission, the Ontario Securities Commission or any applicable foreign equivalent, or any stock exchange on which the Equity Securities of a party or, its Affiliates may be listed or any other Authority.

(i)	The ICC Court may, at the request of a party to the arbitration, consolidate two or more arbitrations pending under the ICC Rules into a single arbitration in accordance with the ICC Rules.

(j)	The parties agree that irreparable damage, for which there would be no adequate remedy at law, would occur if any provision of this Agreement were not performed in accordance with the terms hereof and each party shall be entitled to injunctive relief to prevent breaches of this Agreement by the other party, or to seek to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which a party is entitled at law or in equity. Each of the parties hereby waives, in any action for specific performance or other equitable remedy (including for injunctive relief), the defense of adequacy of a remedy at law.

18.3	Severability.

FRANCHISOR and Franchisee agree that if any provisions of this Agreement may be construed in more than one way, one or more of which would render the provision illegal or otherwise voidable or unenforceable, and one of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any party. It is the intent of the parties that the provisions of this Agreement be enforced to the fullest extent and should any court or other Authority determine that any provision herein is not enforceable as written in this Agreement, the parties shall use their best endeavors to amend it so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which the enforcement is sought. The provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in the Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.4	Intentionally Omitted.

18.5	Notices.

Any notice, demand, request, consent, approval, authorization, designation, specification or other communication given or made to or by a party to this Agreement:

(a)	must be in writing and in English, addressed:

(i) if to FRANCHISOR:	Tim Hortons Restaurants International GmbH
Dammstrasse 23, 6300 Zug, Switzerland
Attention: Head of Tim Hortons International
Telephone: +41-41-729-8533
Email: lmuniz@rbi.com

With a copy to:	Tim Hortons Restaurants International GmbH
Dammstrasse 23, 6300 Zug, Switzerland
Attention: Head of Legal, Tim Hortons International
Telephone: +65-6511-3783
Email: sdean@rbi.com

(ii) if to Franchisee:	the address specified in Schedule A as Franchisee’s address

or as specified to the sender by any party by notice; and

(b)	is regarded as being given by the sender and received by the addressee (i) if by delivery in person (including by overnight courier service), when delivered to the addressee; (ii) if by certified, return receipt mail, on the earlier of actual receipt or the tenth (10th) Day after being deposited in the mail; or (iii) if by email, along with a PDF copy of all relevant attachments , when the sender receives evidence of delivery, or of rejected delivery to the addressee.

18.6	Modification.

This Agreement may only be modified or amended by a document signed by all the parties to this Agreement.

18.7	Assignment by FRANCHISOR.

(a)	FRANCHISOR may Transfer this Agreement, and all of the rights and obligations of FRANCHISOR hereunder, to (i) an Affiliate of FRANCHISOR; or (ii) an IP Transferee (as defined in clause 18.7(b) below) and such Transfer shall inure to the benefit of the successors and assigns of FRANCHISOR. In the case of any such Transfer, Franchisee hereby grants its prior and irrevocable consent to such assignment, and waives any requirement of prior notice. FRANCHISOR will provide Franchisee with formal written notice of the Transfer within fifteen (15) days following its completion. Franchisee shall take all such actions as FRANCHISOR shall reasonably require or as required by applicable Law to effect such transfer.

(b)	For purposes of this clause 18.7, an “IP Transferee” means any Person to which FRANCHISOR sells, transfers, assigns, licenses or otherwise conveys the rights to the Tim Hortons Marks, Tim Hortons Domain Names and/or Tim Hortons Intellectual Property Rights previously licensed by FRANCHISOR hereunder for the operation of the Tim Hortons System in the Territory to any Person.

(c)	In any Transfer to an IP Transferee, FRANCHISOR shall assign this Agreement, and all of the rights and obligations of FRANCHISOR hereunder, to such IP Transferee, in which case the IP Transferee shall license such Tim Hortons Marks, Tim Horton Domain Names and/or Tim Hortons Intellectual Property Rights to Franchisee as contemplated in this Agreement, and Franchisee’s rights and obligations hereunder shall remain in full force and effect.

(d)	Franchisee hereby agrees and acknowledges that, in connection with the contemplated sale and transfer of the Tim Hortons Marks, Tim Hortons Domain Names and Tim Hortons Intellectual Property Rights for the Territory to TH APAC, FRANCHISOR may enter into a trademark license agreement with TH APAC and other ancillary documents to the extent necessary in order to facilitate TH APAC’s commercial franchise filing with MOFCOM to be a duly qualified franchisor in the Territory.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.8	Binding Effect.

This Agreement shall be binding upon the parties and their respective successors or assigns.

18.9	Survival.

Any provisions of this Agreement, including but not limited to the insurance and indemnification provisions of this Agreement, which impose an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and remain binding on the parties.

18.10	Agency.

FRANCHISOR may subcontract or delegate to an Affiliate or any other entity the performance of any obligation or the right to exercise any right, power, authority or discretion under this Agreement, such that anything that may or must be done by FRANCHISOR under this Agreement may be done instead by or in conjunction with such subcontractor or delegate. If directed by FRANCHISOR, and to the extent directed by FRANCHISOR, Franchisee must deal with any such subcontractor or delegate as if they were FRANCHISOR. FRANCHISOR shall remain responsible for the performance of the obligation.

18.11	Attorney’s Fees.

In any litigation or arbitration to enforce the terms of this Agreement, all costs and all attorney's fees, including those incurred on appeal, incurred as a result of the legal action shall be paid to the prevailing party by the other party.

18.12	Execution of Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same agreement.

18.13	Time of the Essence.

Time is of the essence of this Agreement. If the parties agree to vary a time requirement the time requirement so varied is of the essence of this Agreement.

18.14	Entire Agreement.

This Agreement, together with all Transaction Agreements, and any Unit Addendum executed in connection herewith, and all other transaction documents executed and delivered by the parties, constitute the entire agreement of the parties and supersede all prior negotiations, commitments, representations, warranties, and undertakings of the parties (if any) with respect to the subject matter of this Agreement and the Franchised Restaurants, whether written or oral. This Agreement amends, restates, replaces and supersedes the Original Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.15	Interpretation.

In this Agreement, unless otherwise specified (a) singular words include the plural and plural words include the singular; (b) words importing any gender include the other gender; (c) references to any law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (d) references to any agreement or other document, including this Agreement, include all subsequent amendments, modifications or supplements to such agreement or document made in accordance with the terms hereof and thereof; (e) references to sections, clauses and Schedules are to the sections, clauses and Schedules of this Agreement, unless the context requires otherwise; (f) numberings and headings of sections, clauses and Schedules are inserted as a matter of convenience and shall not affect the construction of this Agreement; (g) the term “including” as used herein means “including but not limited to”; and (h) all Schedules to this Agreement are incorporated herein by this reference thereto as if fully set forth herein, and all references herein to this Agreement shall be deemed to include all such incorporated Schedules.

In all cases where Franchisee is required to obtain FRANCHISOR’s prior consent, authorization or approval, such consent, authorization or approval shall be granted or withheld in the sole and absolute discretion of FRANCHISOR, unless otherwise indicated, and any such consent, authorization or approval must be in a writing signed by a duly authorized officer of FRANCHISOR.

References to a party shall include such party’s permitted successors and assigns.

Reference to any specific standard, policy, procedure, form, agreement or process of FRANCHISOR and/or any of its Affiliates includes a reference to any policy, procedure, form, agreement or process described by any other name which has been issued by FRANCHISOR and/or any of its Affiliates in substitution thereof or with substantially similar effect.

The headings as to contents of particular clauses are inserted only for convenience and reference and are in no way to be construed as part of this Agreement or as a limitation on the scope of any of the terms or provisions of this Agreement.

A writing includes any mode of representing or reproducing words in tangible and permanently visible forms, and includes a facsimile or other electronic transmission.

18.16	Changes in Laws.

The parties agree that if any Laws are changed or introduced or any relevant Authority publishes or issues any statement, rules, code or requirement which in the reasonable opinion of FRANCHISOR renders or is likely to render all or part of this Agreement unenforceable, illegal or void, the parties will immediately amend this Agreement and do all things (including executing documents) necessary or desirable to ensure that this Agreement is not unenforceable, illegal or void.

18.17	Anti-Terrorism.

Franchisee agrees to comply with and to use commercially reasonable efforts to assist FRANCHISOR in FRANCHISOR’s efforts to comply with Anti-Terrorism Laws. In connection with such compliance, Franchisee certifies, represents, and warrants that none of its property or interests are subject to being “blocked” under any of the Anti-Terrorism Laws and that Franchisee is not otherwise in violation of any of the Anti-Terrorism Laws. Franchisee:

(a)	certifies that it and its owners, employees, or anyone associated with it are not listed in the Annex to Executive Order 13224. Franchisee agrees not to hire (or, if already employed, retain the employment of) any individual who is listed in the Annex; and

(b)	is solely responsible for ascertaining what actions it shall take to comply with the Anti-Terrorism Laws, and Franchisee specifically acknowledges and agrees that its indemnification responsibilities set forth in this Agreement pertain to its obligations under this clause.

Any misrepresentation under this clause or any violation of the Anti-Terrorism Laws by Franchisee, its agents or employees constitutes grounds for immediate termination of this Agreement and any other agreement into which Franchisee has entered with FRANCHISOR or any of FRANCHISOR’s Affiliates.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

18.18	Languages.

This Agreement shall be executed in both Chinese and English versions. Should there be any discrepancy between the Chinese version and the English version, the English version shall govern and control.

19.	Guarantee

In consideration of FRANCHISOR entering into this Agreement, the Parent (and its successors and permitted assigns) unconditionally and irrevocably agrees to the terms, conditions and obligations set out in this clause 19.

19.1	Joint and Several Liability. The Parent hereby represents and warrants that it has and owns a direct or indirect interest in the operations of Franchisee. The Parent shall be jointly and severally liable with Franchisee for all claims which FRANCHISOR has against Franchisee under or in connection with this Agreement or any other agreement with Franchisee. FRANCHISOR is entitled in its sole discretion to request from Parent partial or full performance of its obligations hereunder. Parent shall remain bound until the whole Claim is satisfied.

19.2	Obligations Absolute and Unconditional. Parent agrees that its obligations hereunder shall be absolute and unconditional. Parent further agrees that it shall not be necessary to exhaust any remedies or causes of action against Franchisee or others as a condition of the obligations of the Parent. Parent hereby expressly waives, to the extent permitted by Law, any right it may have to require FRANCHISOR to prosecute collection or seek to enforce or resort to any remedies against Franchisee, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE PARENT THAT DEMAND UNDER THIS GUARANTY MAY BE MADE BY FRANCHISOR AND THE PROVISIONS HEREOF ENFORCED BY FRANCHISOR.

19.3	Indemnity. As a separate and principal obligation, Parent hereby jointly, severally, irrevocably and unconditionally indemnifies the FRANCHISOR Indemnified Parties and agrees at all times hereafter to keep the FRANCHISOR Indemnified Parties indemnified from and against all Losses paid or incurred by FRANCHISOR arising directly or indirectly out of any matter with respect to which Franchisee is indemnifying FRANCHISOR under clause 12.5. This indemnity shall continue and Parent shall remain liable to FRANCHISOR under this indemnity notwithstanding that as a consequence of such negligence or breach or non-observance FRANCHISOR has exercised any of its rights under this Agreement, including its rights of termination and notwithstanding that this joint and several liability may be unenforceable in whole or in part for any reason. Notwithstanding anything to the contrary in this Agreement or the A&R MDA, the Parent shall not be liable to FRANCHISOR to a larger extent or for higher amounts than Franchisee pursuant to such agreements.

19.4	Nature of Joint and Several Liability. For the avoidance of doubt, this clause 19 is: (a) a principal obligation of the Parent and is not ancillary or collateral to any other right or obligation nor is its operation subject to any condition precedent; (b) independent of, in addition to and not in substitution for or affected by any other rights which FRANCHISOR may have and may be enforced without first having recourse to any other rights or remedies; (c) enforceable whether or not FRANCHISOR has made demand on Franchisee or Parent or given notice to Franchisee or Parent, or taken any other steps against Franchisee, Parent or any other person; and (d) enforceable against any party who has signed this Agreement, notwithstanding that it has not been signed by or may not be enforceable against any other party. FRANCHISOR is under no obligation to notify Parent of any default by Franchisee or Parent or to marshal in favor of Parent any funds or assets which it holds or may be entitled to receive or with respect to which it has any Claim.

19.5	Continuing Obligations. For the avoidance of doubt:

(a)	this clause 19 is a continuing obligation, which shall cover all monies, obligations and conditions arising under or in relation to this Agreement at any time during or after the termination of this Agreement (if applicable) and shall continue in full force and effect until all of the obligations of Franchisee and the Parent under this Agreement have been performed;

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b)	this clause 19 shall remain valid and enforceable notwithstanding: (i) any renewal, compounding, compromise, abandonment, relinquishment, release or waiver of any of the rights of FRANCHISOR against Franchisee or Parent; (ii) any judgment obtained by FRANCHISOR against Franchisee or Parent; (iii) any delay, mistake, act or omission by FRANCHISOR whether or not it prejudices a Parent; (iv) the bankruptcy, insolvency, winding up or change either in the name or constitution (notwithstanding any provision of the law relating to partnerships) of FRANCHISOR, Franchisee or Parent; (v) the taking, discharge, impairment or release wholly or partially of any additional or substituted security, guarantee or indemnity in respect of Franchisee's obligations to FRANCHISOR or FRANCHISOR’s enforcing or not enforcing any such security, guarantee or indemnity; or (vi) any other act, matter or thing which under the law relating to sureties would or might but for this provision release the Parent from its obligations under this clause 19; and

(c)	any provision of this clause 19 which is unenforceable for any reason in any jurisdiction, will be ineffective in that jurisdiction to the extent of such unenforceability without invalidating any of the remaining provisions of this clause 19 or affecting the enforceability or validity of this clause 19 in any other jurisdiction.

19.6	Subordination.

1.	As between FRANCHISOR and Parent, all sums owing by Franchisee to Parent shall be subordinated to any moneys owing by Franchisee to FRANCHISOR.

2.	Until this clause 19 has been fully discharged, Parent may not, either directly or indirectly, recover or claim any sum paid under this clause 19 or prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Franchisee, unless required to do so by FRANCHISOR, in which case the Parent must prove in any liquidation of Franchisee for all amounts owed to the Parent.

3.	All amounts recovered by Parent from any liquidation or under any security from Franchisee must be received and held in trust by Parent for FRANCHISOR to the extent of the unsatisfied liability of Parent under this clause 19.

4.	Parent must not deduct, withhold or set off any amount from or against any payment due by Parent to FRANCHISOR nor raise any defense, counterclaim, estoppel or set off which may have been available to Franchisee.

5.	A reference to liquidation in this clause 19 includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy or any similar procedure, or, where applicable, changes in the constitution of any partnership or person, or death.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ACKNOWLEDGEMENT BY FRANCHISEE

Each Franchisee represents to FRANCHISOR that before signing this Agreement, it has:

1.    been advised by FRANCHISOR or its agents to take independent professional advice on all aspects of this Agreement and the Tim Hortons System and it has taken such independent advice as it deems necessary and has independently satisfied itself on all relevant matters, including, without limitation, the suitability of the Location for the conduct of the Franchised Restaurant and any estimates or projections relating to profit or return on investment provided by FRANCHISOR or its agents;

2.    carefully read and understood the provisions of this Agreement and any disclosure document provided to Shanghai Franchisee (receipt of which Shanghai Franchisee acknowledges);

3.    not relied on any statement, representation or warranty made by FRANCHISOR or its employees or agents other than as set out in this Agreement, the A&R MDA or any of the Transaction Agreements or in any other documents executed and delivered by the parties in connection with the transactions contemplated hereby and thereby or in any disclosure document provided to Shanghai Franchisee; and

4.    understands that FRANCHISOR does not guarantee to provide a rate of return on investment or profit to Franchisee, and that the amount of any profit or return on investment depends on its own effort and investment.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Executed as an agreement:

SIGNED FOR AND ON BEHALF OF

Tim Hortons Restaurants International GmbH

Signature:	/s/ Lucas Muniz

Name:	Lucas Muniz

Title:	Authorized Signatory

SIGNED FOR AND ON BEHALF OF

TH Hong Kong International Limited

Signature:	/s/ Yongchen Lu

Name:	Yongchen Lu

Title:	Authorized Signatory

SIGNED FOR AND ON BEHALF OF

Tim Hortons (Shanghai) Food and Beverage Management Co., Ltd.

Signature:	/s/ Yongchen Lu

Name:	Yongchen Lu

Title:	Authorized Signatory

SIGNED FOR AND ON BEHALF OF

Tim Hortons (Beijing) Food and Beverage Service Co., Ltd.

Signature:	/s/ Yongchen Lu

Name:	Yongchen Lu

Title:	Authorized Signatory

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SIGNED FOR AND ON BEHALF OF

Tims Coffee (Shenzen) Co., Ltd.

Signature:	/s/ Yongchen Lu

Name:	Yongchen Lu

Title:	Authorized Signatory

SIGNED FOR AND ON BEHALF OF

Tim Hortons (China) Holdings Co. Ltd.

Signature:	/s/ Peter Yu

Name:	Peter Yu

Title:	Authorized Signatory

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Schedule A

Franchisee:	Tim Hortons (Shanghai) Food and Beverage Management Co., Ltd., a company organized under the laws of the People’s Republic of China and having a principal place of business at Shui On Plaza, No 333 Central Huai Hai Road, Room A23, 12/F, Shanghai, China, 200021; and

Any Approved Subsidiary

Franchise Fee:	[****].

Term:	Up to twenty (20) years with a minimum term of five (5) years

Royalty Percentage:	[****]

Advertising Percentage:	4% of monthly Gross Sales for each Franchised Restaurant

Renewal Fee	[****] for a twenty (20) year term (which amount will be prorated if the term of the applicable Renewal Unit Addendum is less than twenty (20) years)

General Manager:	Yongchen Lu

A

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE B

Unit License Addendum

This Unit License Addendum (“Unit Addendum”) is made and entered into as of ________________, 20___ (“Effective Date”), by and between TIM HORTONS RESTAURANTS INTERNATIONAL GMBH (“FRANCHISOR”) and [___________________________](“Franchisee”) with reference to the following facts:

A.            FRANCHISOR and Franchisee have entered into a Company Franchise Agreement (“Franchise Agreement”) pursuant to which FRANCHISOR granted Franchisee rights to operate Tim Hortons Restaurants in the Territory.

B.            Franchisee now desires to locate and operate one Restaurant under the Franchise Agreement at the Location listed below (the “Franchised Restaurant”), and FRANCHISOR has agreed to grant Franchisee a license for the Franchised Restaurant.

NOW THEREFORE, the parties agree as follows:

1.            Incorporation by Reference. It is agreed that, with the exception of those specific items set forth below, all of the terms, conditions and provisions of the Franchise Agreement (including all defined terms) are incorporated in this Unit Addendum as if fully and completely set forth in this Unit Addendum. The incorporation of the applicable terms and provisions of the Franchise Agreement into this Unit Addendum will continue in effect so long as this Unit Addendum remains in effect, notwithstanding the termination or expiration of the Franchise Agreement. Unless otherwise indicated, all capitalized terms used in this Unit Addendum have the meanings set forth in the Franchise Agreement.

2.            Grant. Subject to the terms and conditions of the Franchise Agreement and Franchisee’s continuing faithful performance thereunder, FRANCHISOR hereby grants to Franchisee the right and license (“Unit License”) to operate a Franchised Restaurant under the Tim Hortons System and the Tim Hortons Marks (“Unit”) to be located at:

________________________

________________________

________________________

(“Location”)

3.            Term. This Unit Addendum will commence on the [INSERT OPENING DATE] and continue until [INSERT EXPIRATION DATE] unless terminated earlier as provided in the Franchise Agreement. Termination of this Unit Addendum will not, in and of itself, effect a termination of the Franchise Agreement. Franchisee will have the right to obtain a Renewal Unit Addendum subject to and in accordance with the terms and conditions of clause 2.5 of the Franchise Agreement.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

4.          Termination by Franchisee. Franchisee, may, pursuant to Article 12 of the Commercial Franchise Administration Regulation promulgated by the State Council of China and effective as of May 1, 2007, terminate this Unit Addendum within SEVEN (7) DAYS after the signing date of this Unit Addendum (“Termination Period”).  Franchisee further acknowledges that the foregoing seven-day Termination Period has been agreed to by Franchisor and Franchisee based on their negotiations and reflects a truthful allocation of risks and liabilities after taking into account all of the relevant factors in entering into this Unit Addendum.  In the event that Franchisee elects to terminate this Unit Addendum pursuant to this clause 4:

(a)	Franchisee shall, within the foregoing Termination Period, send the original copy of a written notice to terminate this Unit Addendum (“Termination Notice”) to FRANCHISOR by hand-delivery or registered air mail, postage fully prepaid. Franchisee shall clearly state its decision to terminate this Unit Addendum in such Termination Notice, which shall be signed by the legal representative of Franchisee and affixed with the corporate seal of Franchisee. This Unit Addendum may be terminated pursuant to this clause 4 only after FRANCHISOR actually receives the original copy of the Termination Notice that meets the foregoing requirements. For the avoidance of doubt, if FRANCHISOR does not receive the Termination Notice that meets all of the foregoing requirements, this Unit Addendum shall not be terminated and shall continue in full force and effect and be binding upon FRANCHISOR and Franchisee.

(b)	If this Unit Addendum is terminated pursuant to this clause 4, Franchisee shall comply with all relevant responsibilities under the Franchise Agreement upon termination of this Unit Addendum.

5.	TH Number. The Franchised Restaurant to be operated at the Location shall be referred to as “TH#_____.”

6.	Franchise Fee. The Franchise Fee for the Franchised Restaurant shall be [$___________]

7.	Operations Director. The Operations Director for the Franchised Restaurant shall be ___________________.

8.	Royalty Percentage. The Royalty Percentage for the Franchised Restaurant shall be [INSERT APPLICABLE PERCENTAGE].

9.	Advertising Percentage. The Advertising Percentage for the Franchised Restaurant shall four percent (4%).

10.	Conversion Rate (clause 8.8).

IN WITNESS WHEREOF, the parties have executed this Unit License Addendum on __________________.

[FRANCHISEE]	TIM HORTONS RESTAURANTS INTERNATIONAL GMBH

By:	By:

Name:	Name:

Title:	Title:

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Schedule C

List of Registered Marks

Country	Mark	Image	Status	Application Number	Application Date	Registration Number	Registration Date	Owner Name	Class(es)	Goods/Services
China	TIM HORTON DONUTS		Registered	95005994	01/16/1995	895630	11/07/1996	Tim Hortons Restaurants International GmbH	29	(29) Soups, prepared meat, prepared vegetable dishes, milk and milk products, salad.
China	TIM HORTON DONUTS		Registered	95005995	01/16/1995	911233	12/07/1996	Tim Hortons Restaurants International GmbH	30	(30) Coffee, tea, and coffee and tea substitutes, donuts, baked goods, breads and rolls, pastries, cakes, cookies and preparations made from cereals and flour, and ices and other confectioneries, filled sandwiches, salad dressings.
China	TIM HORTON DONUTS		Registered	95005996	01/16/1995	915912	12/14/1996	Tim Hortons Restaurants International GmbH	42	(42) Coffee shop services, restaurant services.
China	TIM HORTONS		Registered	8016478	01/22/2010	8016478	03/07/2011	Tim Hortons Restaurants International GmbH	07	(07) Coffee grinders.
China	TIM HORTONS		Registered	8016477	01/22/2010	8016477	08/21/2014	Tim Hortons Restaurants International GmbH	11	(11) Electric coffee machines and coffee brewers.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

China	TIM HORTONS	Registered	8016495	01/22/2010	8016495	03/28/2011	Tim Hortons Restaurants International GmbH	29	(29) Soups; processed meat dishes; processed vegetable dishes; milk and milk products, salads vegetable salads, fruit salad; cooked chili.
China	TIM HORTONS	Registered	1294824	12/24/2015	1294824	12/24/2015	Tim Hortons Restaurants International GmbH	29, 30, 43	(29) Soups; prepared meat and/or vegetable dishes; milk and milk products; yogurt; yogurt parfaits; prepared foods, namely omelettes, salads, stews, chili con came, hash browns, baked beans and mixed fruit; milk based hot beverages; crisps (potato), namely kettle cooked chips. (30) Coffee beverages; tea beverages; coffee and tea substitutes; ground coffee and coffee beans; single serve coffee packets; single serve latte packets; cocoa; hot chocolate; hot chocolate mixes; hot and cold coffee-based beverages; hot and cold tea-based beverages; chocolate-based beverages; cocoa-based beverages; donuts; donut balls; donut pieces; instant donut mixes; crullers; fritters; strudels; eclairs; danishes; cinnamon rolls; croissants; cakes; pies; muffins; bagels; biscuits; cookies; prepared (filled) sandwiches; wrap sandwiches; breakfast sandwiches; paninis; baked goods; oatmeal; cold cereals; breads; rolls; toast; pastries; cakes; cookies; preparations made from cereals and flour; ices; ice cream; confectioneries; sugar; preparations made from cereals for food for human consumption; yeast; salad dressings; prepared foods, namely quiche, crepes, pasta dishes, breakfast wraps, lasagna. (43) Coffee shop services; coffee bar services; café services; restaurant services (both sit down and take out).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

China	TIM HORTONS	Registered	8016494	01/22/2010	8016494	02/14/2011	Tim Hortons Restaurants International GmbH	30	(30) Coffee beverages; tea beverages; coffee and tea substitutes; ground coffee and coffee beans; cocoa; hot chocolate; coffee-based beverages; specialty coffee beverages; chocolate-based beverages; cocoa-based beverages; donuts; donut pieces, cakes, pies, muffins, bagels, biscuits, cookies; donut, cake and pie toppings; filled sandwiches, breads and rolls, pastries, cookies and preparations made from cereals and flour, ices, ice cream and other confectioneries, sugar, preparations made from cereals for food for human consumption, flour, yeast; donut with and pie with filings; baked pastries; salad flavorings.
China	TIM HORTONS	Registered	8016493	01/22/2010	8016493	07/28/2012	Tim Hortons Restaurants International GmbH	43	(43) Coffee shop services; cafe services; restaurant services (both sit down and take out).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

China	TIM HORTONS ALWAYS FRESH CAFE & BAKE SHOP & Keystone Design (B&W)	Registered	1294822	12/24/2015	1294822	12/24/2015	Tim Hortons Restaurants International GmbH	29, 30, 43	(29) Soups; prepared meat and/or vegetable dishes; milk and milk products; yogurt; yogurt parfaits; prepared foods, namely omelettes, salads, stews, chili con came, hash browns, baked beans and mixed fruit; milk based hot beverages; crisps (potato), namely kettle cooked chips. (30) Coffee beverages; tea beverages; coffee and tea substitutes; ground coffee and coffee beans; single serve coffee packets; single serve latte packets; cocoa; hot chocolate; hot chocolate mixes; hot and cold coffee-based beverages; hot and cold tea-based beverages; chocolate-based beverages; cocoa-based beverages; donuts; donut balls; donut pieces; instant donut mixes; crullers; fritters; strudels; eclairs; danishes; cinnamon rolls; croissants; cakes; pies; muffins; bagels; biscuits; cookies; prepared (filled) sandwiches; wrap sandwiches; breakfast sandwiches; paninis; baked goods; oatmeal; cold cereals; breads; rolls; toast; pastries; cakes; cookies; preparations made from cereals and flour; ices; ice cream; confectioneries; sugar; preparations made from cereals for food for human consumption; yeast; salad dressings; prepared foods, namely quiche, crepes, pasta dishes, breakfast wraps, lasagna. (43) Coffee shop services; coffee bar services; café services; restaurant services (both sit down and take out).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

China	TIM HORTONS Script Design (B&W)	Registered	8016492	01/22/2010	8016492	03/07/2011	Tim Hortons Restaurants International GmbH	07	(07) Coffee grinders.
China	TIM HORTONS Script Design (B&W)	Registered	8016489	01/22/2010	8016489	03/28/2011	Tim Hortons Restaurants International GmbH	29	(29) Soups; processed meat dishes; processed vegetable dishes; milk and milk products, salads vegetable salads; fruit salad; cooked chili.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

China	TIM HORTONS Script Design (B&W)	Registered	1294823	12/24/2015	1294823	12/24/2015	Tim Hortons Restaurants International GmbH	29, 30, 43	(29) Soups; prepared meat and/or vegetable dishes; milk and milk products; yogurt; yogurt parfaits; prepared foods, namely omelettes, salads, stews, chili con came, hash browns, baked beans and mixed fruit; milk based hot beverages; crisps (potato), namely kettle cooked chips. (30) Coffee beverages; tea beverages; coffee and tea substitutes; ground coffee and coffee beans; single serve coffee packets; single serve latte packets; cocoa; hot chocolate; hot chocolate mixes; hot and cold coffee-based beverages; hot and cold tea-based beverages; chocolate-based beverages; cocoa-based beverages; donuts; donut balls; donut pieces; instant donut mixes; crullers; fritters; strudels; eclairs; danishes; cinnamon rolls; croissants; cakes; pies; muffins; bagels; biscuits; cookies; prepared (filled) sandwiches; wrap sandwiches; breakfast sandwiches; paninis; baked goods; oatmeal; cold cereals; breads; rolls; toast; pastries; cakes; cookies; preparations made from cereals and flour; ices; ice cream; confectioneries; sugar; preparations made from cereals for food for human consumption; yeast; salad dressings; prepared foods, namely quiche, crepes, pasta dishes, breakfast wraps, lasagna. (43) Coffee shop services; coffee bar services; café services; restaurant services (both sit down and take out).

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

China	TIM HORTONS Script Design (B&W)	Registered	8016487	01/22/2010	8016487	07/28/2012	Tim Hortons Restaurants International GmbH	43	(43) Coffee shop services; cafe services; restaurant services (both sit down and take out).
China	TIM HORTONS Script Design BW	Registered	8016491	01/22/2010	8016491	08/21/2014	Tim Hortons Restaurants International GmbH	11	(11) Electric coffee machines and coffee brewers.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

China	TIM HORTONS Script Design BW	Registered	8016488	01/22/2010	8016488	02/14/2011	Tim Hortons Restaurants International GmbH	30	(30) Coffee beverages; tea beverages; coffee and tea substitutes; ground coffee and coffee beans; cocoa; hot chocolate; coffee-based beverages; specialty coffee beverages; chocolate-based beverages; cocoa-based beverages; donuts; donut pieces, cakes, pies, muffins, bagels, biscuits, cookies; donut, cake and pie toppings; filled sandwiches, breads and rolls, pastries, cookies and preparations made from cereals and flour, ices, ice cream and other confectioneries, sugar, preparations made from cereals for food for human consumption, flour, yeast; donut with and pie with fillings; baked pastries; salad flavorings.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Schedule D

Required Insurance

Prior to the Opening Date of each Franchised Restaurant, Franchisee must procure and maintain in full force and effect during the Term, at its own expense, the following insurance policy or policies in respect of the Franchised Restaurant and the Location, or by reason of the construction, operation, or occupancy of the Franchised Restaurant:

(a)	Comprehensive general liability insurance (including risks required to be covered by local law, and including products liability and broad form contractual liability):

•	US$$5,000,000.00 per occurrence for bodily injury;

•	US$$5,000,000.00 per occurrence for property;

•	US$10,000,000.00 per occurrence (umbrella); and

(b)	Automotive liability insurance, including bodily injury and property damage for all owned, non-owned and hired vehicles: no minimum requirement.

(c)	All risks property insurance for the full replacement value of the Franchised Restaurant which is sufficient to satisfy any co-insurance clause contained in the policy, and where the Franchised Restaurant is a leasehold, rental insurance for at least six (6) months’ rent.

(d)	Business interruption insurance to insure Franchisee for losses incurred as a result of a business interruption, such as fire, storm or other natural or man-made disaster, which causes the Franchised Restaurant to be closed for a period of time. Such business interruption insurance policy will, at a minimum, provide a level of coverage to Franchisee sufficient for Franchisee to be able to pay to FRANCHISOR, on a monthly basis, the estimated Royalties and Advertising Contributions that Franchisee would have been obligated to pay had the business interruption not occurred.

The foregoing amount shall be calculated by taking the average monthly Gross Sales of the Franchised Restaurant over the 12 months immediately preceding the date of the business interruption (or in the case where the Franchised Restaurant has not been open for 12 months, Franchisee’s estimate of the average monthly Gross Sales) and multiplying such number first by the Royalty Percentage and then by the Advertising Percentage, and adding the two results together.

(e)	Statutory worker’s compensation insurance and employer’s liability insurance, as well as insurance covering disability benefits as may be required by local law.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Schedule E

Form of Joinder Agreement

[●] (“Company”) is executing and delivering this Joinder Agreement pursuant to the Company Franchise Agreement, dated as of [●], by and among TH Hong Kong International Limited, a company organized under the Laws of Hong Kong (“Parent”), Tim Hortons (Shanghai) Food and Beverage Management Co., Ltd., a company organized under the laws of the People’s Republic of China (“Shanghai Franchisee”), Tim Hortons (China) Holdings Co. Ltd., a company organized under the laws of the People’s Republic of China, Tim Hortons (Beijing) Food and Beverage Service Co., Ltd., a company organized under the laws of the People’s Republic of China and Tims Coffee (Shenzen) Co., Ltd., a company organized under the laws of the People’s Republic of China and Tim Hortons Restaurants International GmbH, a company organized under the Laws of Switzerland (“FRANCHISOR”).  Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Company Franchise Agreement.

Parent and the Company jointly and severally represent and warrant to FRANCHISOR that the Company is an entity: (i) established in the Territory; (ii) approved by FRANCHISOR in accordance with the applicable provisions of the Company Franchise Agreement; (iii) owned 100% by Parent or a wholly-owned subsidiary of Parent; (iv) which will operate Franchised Restaurants in the Territory; and (v) which has executed and delivered to FRANCHISOR this Joinder Agreement.

By executing and delivering this Joinder Agreement, the Company hereby agrees to become a party to, to be bound by, and to comply with the rights and obligations set forth in the Company Franchise Agreement as Franchisee thereunder.  In connection therewith, effective as of the date hereof, the Company hereby makes the representations and warranties contained in the Company Franchise Agreement.  The Company will execute and deliver to FRANCHISOR a Unit Addendum in the form of Schedule B to the Company Franchise Agreement with respect to each Franchised Restaurant owned and operated by the Company.  The Company hereby acknowledges and agrees that, upon the execution and delivery of this Joinder Agreement, the Company will be jointly and severally liable with Parent, Shanghai Franchisee and all other Approved Subsidiaries for all of the liabilities and obligations of Franchisee pursuant to the Company Franchise Agreement and each Unit Addendum issued thereunder.

This Joinder Agreement and any non-contractual obligations arising out of or in connection with this Joinder Agreement shall be governed by, and interpreted in accordance with the substantive Laws of the People’s Republic of China without regard to conflicts of law principles. Any Dispute arising out of this Joinder Agreement shall be settled by arbitration in accordance with clause 18.2 of the Company Franchise Agreement.

ACKNOWLEDGMENT BY THE COMPANY

1.	The Company represents to FRANCHISOR that before signing this Joinder Agreement, it has:

A.	been advised by FRANCHISOR or its agents to take independent professional advice on all aspects of this Joinder Agreement and the Tim Hortons System and it has taken such independent advice as it deems necessary and has independently satisfied itself on all relevant matters, including, without limitation, the suitability of the Locations for the conduct of the Franchised Restaurants and any estimates or projections relating to profit or return on investment provided by FRANCHISOR or its agents;

B.	carefully read and understood the provisions of this Joinder Agreement and any disclosure document provided to the Company (receipt of which the Company hereby acknowledges);

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

C.	not relied on any statement, representation or warranty made by FRANCHISOR or its employees or agents other than as set out in this Joinder Agreement, the A&R MDA or any of the Transaction Agreements or in any other documents executed and delivered in connection with the transactions contemplated hereby and thereby or in any disclosure document provided to the Company; and

D.	understood that FRANCHISOR does not guarantee to provide a rate of return on investment or profit to the Company, and that the amount of any profit or return on investment depends on its own effort and investment.

2.	Company, may, pursuant to Article 12 of the Commercial Franchise Administration Regulation promulgated by the State Council of China and effective as of May 1, 2007, terminate this Joinder Agreement within SEVEN (7) DAYS after the signing date of this Joinder Agreement (“Termination Period”). Franchisee further acknowledges that the foregoing seven-day Termination Period has been agreed to based on their negotiations and reflects a truthful allocation of risks and liabilities after taking into account all of the relevant factors in entering into this Joinder Agreement. In the event that Company elects to terminate this Joinder Agreement pursuant to the foregoing:

A.	Company shall, within the foregoing Termination Period, send the original copy of a written notice to terminate this Joinder Agreement (“Termination Notice”) to FRANCHISOR by hand-delivery or registered air mail, postage fully prepaid. Company shall clearly state its decision to terminate this Joinder Agreement in such Termination Notice, which shall be signed by the legal representative of Company and affixed with the corporate seal of Company. This Joinder Agreement may be terminated pursuant to this clause only after FRANCHISOR actually receives the original copy of the Termination Notice that meets the foregoing requirements. For the avoidance of doubt, if FRANCHISOR does not receive the Termination Notice that meets all of the foregoing requirements, this Joinder Agreement shall not be terminated and shall continue in full force and effect and be binding upon FRANCHISOR and Company.

B.	If this Joinder Agreement is terminated pursuant to this clause 2, Company shall comply with all relevant responsibilities herein upon termination of this Joinder Agreement.

Accordingly, the parties hereto have executed and delivered this Joinder Agreement as of the __ day of ____, 20__.

TH Hong Kong International Limited

Name:

Title:

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Tim Hortons (Shanghai) Food and Beverage Management Co., Ltd.

Name:

Title:

Tim Hortons (Beijing) Food and Beverage Service Co., Ltd.

Name:
Title:

Tims Coffee (Shenzen) Co., Ltd.

Name:

Title:

Tim Hortons (China) Holdings Co. Ltd.

Signature:

Name:

Title:

[Name of Approved Subsidiary]

Name:

Title:

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Schedule F

Reason for Temp Closure	Definition	Maximum Duration (months)
Fire	Partial or complete damage incurred due to fire	12
Municipal/State/Federal Action	Exercise of governmental power	12
Natural Disaster	Any event or force of nature that has catastrophic consequences, such as avalanche, earthquake, flood, forest fire, hurricane, lightning, tornado, tsunami, and volcanic eruption	24
Pursuing Offset	Active efforts being made to re-open a temporary closed restaurant	9
Operational Issue	A default in operational effectiveness	1
Remodeling	Complete interior/exterior upgrade of an existing restaurant or location (e.g. mall, road)	4
Scrape & Rebuild	Tear down and rebuild of an existing restaurant	12
Seasonal Restaurant	Restaurant closed during particular times each year (e.g. college campus closed during winter break)	8
Terrorism	Restaurant closure due to the unlawful use or threatened use of force or violence by a person or an organized group	12
Weather Condition	Day-to-day precipitation activity (e.g. snowstorm, wind damage, minor flooding)	1
Labor disputes	Labor unrest leading to the inability to operate the restaurant	1
Supply chain disruptions	Delays or damage to the supply of goods and/or supporting services required to operate the restaurant	1
Construction in Surrounding Environment	Construction underway in the area surrounding the restaurant (e.g. mall, road)	9
Transfer	Closure while franchise entity or Restaurant assets are being transferred to a new franchisee or where a new franchisee will recommence operations at the same location	3
Holidays	Restaurant closed for at least 1 day due to observation of a holiday	1